Exhibit 4.4

DRAGONWAVE INC.

MANAGEMENT PROXY CIRCULAR

This Management Proxy Circular (this “Circular”) is furnished in connection with the solicitation of proxies by or on behalf of the management of DRAGONWAVE INC. (“DragonWave” or the “Corporation”) for use at the annual and special meeting of the shareholders of the Corporation (the “Meeting”) to be held on Tuesday, the 9th day of June, 2009 at the hour of 10:00 a.m. (EDT) at the Holiday Inn Select & Suites, 101 Kanata Avenue, Ottawa, Ontario, and at any adjournment or adjournments thereof, for the purposes set forth in the Notice of Meeting.  Unless otherwise specified herein, all references to “$” are to Canadian dollars.

FORWARD-LOOKING STATEMENTS

This Circular contains ‘‘forward-looking statements’’ and ‘‘forward-looking information’’ under applicable securities laws (collectively, the ‘‘forward-looking statements’’) relating, but not limited to, the expectations, intentions, plans and beliefs of the management of the Corporation.  Forward-looking statements can often be identified by forward-looking words such as ‘‘anticipate’’, ‘‘believe’’, ‘‘expect’’, ‘‘goal’’, ‘‘plan’’, ‘‘intend’’, ‘‘estimate’’, ‘‘optimize’’, ‘‘may’’, ‘‘will’’ or similar words suggesting future outcomes or other expectations, intentions, plans, beliefs, objectives, assumptions or statements about future events or performance.

Shareholders are cautioned not to place undue reliance on forward-looking statements. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, of both a general and specific nature, that could cause actual results to differ materially from those suggested by the forward-looking statements or contribute to the possibility that predictions, forecasts or projections will prove to be materially inaccurate. In evaluating these statements, shareholders should specifically consider various factors, including the risks outlined under the heading ‘‘Risk Factors’’ in the Corporation’s Annual Information Form dated May 7, 2009, and as contained in the Management Discussion and Analysis for the twelve month period ended February 28, 2009, which risks may cause actual results to differ materially from any forward-looking statement.

The Corporation cautions that the list of forward-looking statements, risks and assumptions set forth or referred to above is not exhaustive. All forward-looking statements in this Circular are qualified by these cautionary statements. Some of the risks, uncertainties and other factors which negatively affect the reliability of forward-looking statements are discussed in DragonWave’s public filings with the Canadian Securities Administrators. These statements are made as of the date of this Circular and the Corporation does not undertake to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent expressly required by law.  The Corporation undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of the Corporation, its financial or operating results or its securities, respectively.

DragonWave Inc.

Management Proxy Circular

May 14, 2009

PROXIES

THE ENCLOSED PROXY IS BEING SOLICITED BY OR ON BEHALF OF THE MANAGEMENT OF THE CORPORATION and the cost of such solicitation will be borne by the Corporation.  The solicitation of proxies will be primarily by mail, but proxies may also be solicited by officers and employees of the Corporation or by the transfer agent and registrar of the Corporation, Computershare Investor Services Inc.

The persons named in the enclosed form of proxy are directors and/or officers of the Corporation.  A shareholder desiring to appoint some other person to represent it at the Meeting may do so by inserting such person’s name in the blank space provided in the form of proxy or by completing another form of proxy and, in either case, delivering the completed proxy: (i) to the Chief Financial Officer of the Corporation at the Corporation’s head office at 411 Legget Drive, Suite 600, Ottawa, Ontario K2K 3C9, (ii) to Computershare Investor Services Inc. at 100 University Avenue, 9th Floor, North Tower, Toronto, Ontario M5J 2Y1, Attention: Proxy Department, or (iii) to Computershare Investor Services Inc. by facsimile at (416) 263-9524 or toll free at 1-866-249-7775, in any case not later than 5:00 p.m. (EDT) on June 5, 2009 (being the second business day preceding the date of the Meeting) or, if the Meeting is adjourned, not later than 48 hours (excluding Saturdays, Sundays and holidays) before the Meeting is reconvened, provided that the Chairman of the Meeting shall have discretion to accept late proxies.  It is the responsibility of the shareholder appointing some other person to represent him to inform such person that he has been so appointed.  The proxy must be executed by the shareholder or his attorney authorized in writing or, if the shareholder is a corporation, by an officer or attorney thereof, duly authorized.

A shareholder executing the enclosed form of proxy has the right to revoke it under subsection 148(4) of the Canada Business Corporations Act (the “Act”).  A shareholder may revoke a proxy by depositing an instrument in writing executed by the shareholder or by the shareholder’s attorney authorized in writing at the head office of the Corporation at any time up to and including the last business day preceding the day of the Meeting, or any adjournment or adjournments thereof, at which the proxy is to be used or with the Chairman of the Meeting on the day of the Meeting or any adjournment or adjournments thereof or in any other manner permitted by law.

The Common Shares of the Corporation (hereinafter called the “Common Shares”) represented by the proxy will be voted, for or against, or withheld from voting, in accordance with the instructions of the shareholder on any ballot that may be called for.

IF A SHAREHOLDER DOES NOT SPECIFY THAT ITS COMMON SHARES ARE TO BE WITHHELD FROM VOTING WITH RESPECT TO THE ELECTION OF DIRECTORS AND/OR THE APPOINTMENT OF AUDITOR, SUCH COMMON SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEE DIRECTORS SPECIFIED IN THIS CIRCULAR AND THE APPOINTMENT OF ERNST

& YOUNG LLP AS THE CORPORATION’S AUDITOR ON ANY BALLOT THAT MAY BE CALLED FOR.

IF A CHOICE IS NOT SPECIFIED BY A SHAREHOLDER WITH RESPECT TO THE RESOLUTION ATTACHED HERETO AS EXHIBIT “A” TO SANCTION, RATIFY AND CONFIRM THE ENACTMENT OF THE SHAREHOLDER RIGHTS PLAN AGREEMENT, SUCH COMMON SHARES WILL BE VOTED FOR SUCH RESOLUTION ON ANY BALLOT THAT MAY BE CALLED FOR.

IF A CHOICE IS NOT SPECIFIED BY A SHAREHOLDER WITH RESPECT TO THE RESOLUTION ATTACHED HERETO AS EXHIBIT “B” TO APPROVE AMENDMENT NO. 2009-1 TO THE CORPORATION’S FOURTH AMENDED AND RESTATED KEY EMPLOYEE STOCK OPTION/STOCK ISSUANCE PLAN (THE “STOCK OPTION PLAN”) APPROVING THE EXCHANGE OF CERTAIN OPTIONS UNDER SUCH PLAN, SUCH COMMON SHARES WILL BE VOTED FOR SUCH RESOLUTION ON ANY BALLOT THAT MAY BE CALLED FOR.

IF A CHOICE IS NOT SPECIFIED BY A SHAREHOLDER WITH RESPECT TO THE RESOLUTION ATTACHED HERETO AS EXHIBIT “C” TO APPROVE AMENDMENT NO. 2009-2 TO THE STOCK OPTION PLAN APPROVING THE EXTENSION TO THE EXPIRY DATES OF CERTAIN OPTIONS GRANTED UNDER SUCH PLAN, SUCH COMMON SHARES WILL BE VOTED FOR SUCH RESOLUTION ON ANY BALLOT THAT MAY BE CALLED FOR.

It is not intended to use the proxies hereby solicited for the purpose of voting upon the financial statements of the Corporation as at February 28, 2009 or the report of the auditor thereon.

If any amendments or variations to matters identified in the Notice of Meeting are proposed at the Meeting or if any other matters properly come before the Meeting, the enclosed form of proxy confers discretionary authority to vote on such amendments or variations or such other matters according to the best judgment of the person voting the proxy at the Meeting.  Management knows of no matters to come before the Meeting other than the matters referred to in the Notice of Meeting.

All information in this Circular is presented as at May 14, 2009 unless otherwise indicated.

NON-REGISTERED HOLDERS

In many cases, Common Shares beneficially owned by a holder (a “Non-Registered Holder”) are registered either:

(i)             in the name of an intermediary that the Non-Registered Holder deals with in respect of the Common Shares.  Intermediaries include banks, trust companies, securities dealers or brokers, and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans; or

(ii)          in the name of a depository (such as The Canadian Depository for Securities Limited or “CDS”).

Non-Registered Holders do not appear on the list of shareholders of the Corporation maintained by the Corporation’s registrar and transfer agent.

In accordance with applicable Canadian securities law, the Corporation has distributed copies of the Notice of Meeting, this Circular and the form of proxy (collectively, the “meeting materials”) to CDS and intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward meeting materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them.  Typically, intermediaries will use a service company to forward the meeting materials to Non-Registered Holders.

Non-Registered Holders, other than NOBOs, will receive either a voting instruction form or, less frequently, a form of proxy.  The purpose of these forms is to permit Non-Registered Holders to direct the voting of the Common Shares they beneficially own.  Non-Registered Holders should follow the procedures set out below, depending on which type of form they receive.

•                                          Voting Instruction Form.  In most cases, a Non-Registered Holder will receive, as part of the meeting materials, a voting instruction form.  If the Non-Registered Holder does not wish to attend and vote at the Meeting in person (or have another person attend and vote on the Non-Registered Holder’s behalf), the voting instruction form must be completed, signed and returned in accordance with the directions on the form.  If a Non-Registered Holder wishes to attend and vote at the Meeting in person (or have another person attend and vote on the Non-Registered Holder’s behalf), the Non-Registered Holder must complete, sign and return the voting instruction form in accordance with the directions provided and a form of proxy giving the right to attend and vote will be forwarded to the Non-Registered Holder; or

•                                          Form of Proxy.  Less frequently, a Non-Registered Holder will receive, as part of the meeting materials, a form of proxy that has already been signed by the intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of shares beneficially owned by the Non-Registered Holder but which is otherwise incomplete.  If the Non-Registered Holder does not wish to attend and vote at the Meeting in person (or have another person attend and vote on the Non-Registered Holder’s behalf), the Non-Registered Holder must complete the form of proxy and deposit it with: (i) the Chief Financial Officer of the Corporation at the Corporation’s head office at 411 Legget Drive, Suite 600, Ottawa, Ontario K2K 3C9, (ii) Computershare Investor Services Inc. at 100 University Avenue, 9th Floor, North Tower, Toronto, Ontario M5J 2Y1, Attention: Proxy Department, or (iii) Computershare Investor Services Inc. by facsimile at (416) 263-9524 or toll free at 1-866-249-7775, in any case not later than 5:00 p.m. (EDT) on June 5, 2009 (being the second business day preceding the date of the Meeting) or, if the Meeting is adjourned, not later than 48 hours (excluding Saturdays, Sundays and holidays) before the Meeting is reconvened, provided that the Chairman of the Meeting shall have discretion to accept late proxies. If a Non-Registered Holder wishes to attend and vote at the Meeting in person (or have another person attend and vote on the Non-Registered Holder’s behalf), the Non-Registered Holder must strike out the names of the persons named in the proxy and insert the Non-Registered Holder’s (or such other person’s) name in the blank space provided.

Non-Registered Holders should follow the instructions on the forms they receive and contact their intermediaries promptly if they need assistance.

Non-Objecting Beneficial Owners

These security holder materials (meeting materials) are being sent to both registered and non-registered owners of the securities.  If you are a non-registered owner, and the Corporation or its agent has sent these materials directly to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.  By choosing to send these materials to you directly, the Corporation (and not the intermediary holding on your behalf) has assumed responsibility for: (i) delivering these materials to you; and (ii) executing your proper voting instructions.  Please return your voting instructions as specified in the request for voting instructions or form of proxy delivered to you.

VOTING SHARES AND PRINCIPAL SHAREHOLDERS

The Common Shares are the only class of shares of the Corporation authorized.

The Corporation has fixed April 10, 2009 as the record date (the “Record Date”) for the purpose of determining shareholders entitled to receive notice of and vote at the Meeting.  In accordance with the provisions of the Act, the Corporation’s transfer agent and registrar, Computershare Investor Services Inc., has prepared a list of holders of Common Shares as of the Record Date not later than ten (10) days after such Record Date.  Each holder of Common Shares named in the list will be entitled to vote the Common Shares shown opposite his, her or its name on the list at the Meeting. As at the Record Date, 28,559,973 Common Shares are outstanding, each carrying the right to one (1) vote per Common Share at the Meeting.

To the knowledge of the directors and executive officers of the Corporation, as of the Record Date and the date of this Circular, no person or Corporation beneficially owns, or controls or directs, directly or indirectly, Common Shares carrying more than 10% of the votes attached to the outstanding Common Shares other than as follows:

Name of Shareholder	Number of Common Shares Owned, Controlled or Directed	Percentage of Outstanding Common Shares Owned, Controlled or Directed
Enterprise Partners V, L.P. (1)	2,456,942	8.6%
Enterprise Partners VI, L.P. (1)	2,456,942	8.6%

(1)          Enterprise Partners V, L.P. and Enterprise Partners VI, L.P. are under common management.  In addition to the issued Common Shares set forth above, Enterprise Partners V, L.P. holds a warrant to purchase up to 57,183 Common Shares and Enterprise Partners VI, L.P. holds a warrant to purchase up to 57,183 Common Shares.

ELECTION OF DIRECTORS

The number of directors to be elected at the Meeting is seven (7). The table below sets forth the names of the persons who are proposed as nominees for election as directors of the Corporation and for whom it is intended to vote the Common Shares represented by the proxies solicited in respect of the Meeting, on any ballot that may be called for, unless authority to do so is withheld.  Each director elected will hold office until the next annual general meeting of shareholders or until his successor is elected or appointed.

Each of the nominees listed below is currently a director of the Corporation, except for new independent nominee Mr. Jean-Paul Cossart.  Mr. Ake Persson, currently an independent member of the Board and a member of the Audit Committee and the Compensation Committee, will continue to serve in those capacities through to the Meeting but will not stand for re-election as a director at the Meeting.  Mr. Cossart has agreed to join the Audit Committee and the Compensation Committee on election to the Board.

In the event that prior to the Meeting any vacancies occur in the slate of nominees submitted below, it is intended that discretionary authority shall be exercised to vote the proxies hereby solicited (unless otherwise directed as aforesaid) for the election of any other person or persons as directors. Management is not aware that any of such nominees would be unwilling to serve as a director if elected.

The following table sets out the name of each person proposed to be nominated for election, as well as other pertinent information, including principal occupation or employment, all major positions and offices presently held in the Corporation, the year first elected a director of the Corporation (if applicable) and the number of Common Shares and options to purchase Common Shares beneficially owned, or controlled or directed, directly or indirectly, by such person.

Name, Province and Country of Residence, Status (Independent/Not Independent) and Biographical Information	Present Principal Occupation, Business or Employment	Year first became a Director	Common Shares/ Options Beneficially Owned, or Controlled or Directed, Directly or Indirectly

Gerry Spencer (Chair), Kingswood, Surrey, U.K. (1)(2)

Independent

Gerry Spencer is the Chair of DragonWave’s Board. Gerry retired as senior vice president of British Telecommunications plc (“BT”) in late 2000 after a career of nearly 30 years in finance, product management, marketing, sales and business development. During his final 6 years with BT, he served on the board of BT Global plc, with particular responsibility for international wholesale and marketing. Since retiring, Gerry has assumed consulting and advisory roles in international wholesale strategy and profitability (both switched minutes and IP streams), local networking, network equipment supply and business customer equipment and applications. Gerry has also served as a non-executive director on the boards of two UK AIM-listed companies, Redstone plc and AT Communications Group plc (the latter as chairman). Currently, Gerry is a member of the chairman’s advisory board at Wesley Clover Corporation. Gerry is a graduate of Cambridge University in the United Kingdom.

	Retired	2006	Common Shares: Nil Options: Nil

Peter Allen, Ontario, Canada

Not Independent

Prior to joining DragonWave in 2004, Peter Allen was president and chief executive officer of Innovance Networks Inc., a private reconfigurable optical networking company. Prior to 2000, Peter was the vice-president of business development for the optical networks division of Nortel Networks Inc. (“Nortel”), holding leadership responsibility for Nortel’s optical components business as well as business development responsibility for system activities. At Nortel, Peter led a 5,000 employee global operation spanning R&D, manufacturing and sales and marketing. Peter has also held managerial positions at Ford Motor Corporation and Rothmans International plc, and has lived and worked in North America, Europe and Africa.

	President and Chief Executive Officer, DragonWave Inc.	2004	Common Shares: 541,107(3) Options: 385,000

Name, Province and Country of Residence, Status (Independent/Not Independent) and Biographical Information	Present Principal Occupation, Business or Employment	Year first became a Director	Common Shares/ Options Beneficially Owned, or Controlled or Directed, Directly or Indirectly

Jean-Paul Cossart, Versailles, France
Independent

Jean-Paul Cossart is an Associate Director of Infoteria of France, a company that provides technological coaching. He has held this position since 2004. Prior to this Jean-Paul was Vice President Strategy and Marketing of Cofratel since 2002, a company that provides PBX and LAN integration for the enterprise market and was a subsidiary of France Telecom. Jean-Paul also held several positions at Alcatel. Jean-Paul’s experience has spanned carrier, corporate and consumer markets; telephony, data/internet and broadcast services; and international development, global sales and marketing. He is also a member of the executive committee of the French chapter of the Institute of Directors, United Kingdom. Jean-Paul has been an executive advisor to DragonWave since 2007 and has been granted options to purchase 10,000 Common Shares as his only compensation for these services. Jean-Paul is also on the board of directors of Mitel Networks Corporation. Jean-Paul holds an electronic engineering degree from Ecole Supérieure d’Electricité in Paris.

	Associate Director, Infoteria	Proposed nominee for election at the Meeting	Common Shares: Nil Options: 10,000

Name, Province and Country of Residence, Status (Independent/Not Independent) and Biographical Information	Present Principal Occupation, Business or Employment	Year first became a Director	Common Shares/ Options Beneficially Owned, or Controlled or Directed, Directly or Indirectly

Carl Eibl, California, United States (2)(4)
Independent

Carl Eibl has been a managing director with Enterprise Partners Venture Capital (“Enterprise Partners”) since 2003. Prior to joining Enterprise Partners, Carl was the chief executive officer of several technology and life science companies in San Diego, including Maxwell Technologies, Inc. (Nasdaq: MXWL) (1999-2003). Before joining Maxwell Technologies, Inc., Carl served as President of Stratagene Corporation (Nasdaq: STGN). Carl also served as CEO and President for Mycogen Corporation, a publicly held agricultural biotechnology Corporation, which was sold to The Dow Chemical Corporation in 1998 for US$1.1 billion. Carl is a former chairman of The Burnham Institute, a life sciences research institution in La Jolla, California. Carl holds a J.D. degree from the Boston University School of Law in Boston, Massachusetts, United States and a bachelor of arts degree from Cornell University in Ithaca, New York, United States.

	Managing Director, Enterprise Partners Venture Capital	2005	Common Shares: Nil (5) Options: 14,238

Russell Frederick, Ontario, Canada
Not Independent

Prior to joining DragonWave in 2004, Russell Frederick was the chief operating officer and chief financial officer of Wavesat Wireless Inc. (“Wavesat”) (2000 to 2003). Prior to Wavesat, Russell was the chief financial officer of PRIOR Data Sciences Ltd. (1994 to 2000) where he played a key role in the management buy-out and subsequent sale of the company. Prior thereto, Russell was employed with Digital Equipment of Canada Ltd. in various financial roles. Russell holds a master of business administration degree in finance, as well as a bachelor of science degree from McMaster University in Hamilton, Ontario, Canada.

	Vice-President, Chief Financial Officer and Secretary, DragonWave Inc.	2007	Common Shares: 158,141(6) Options: 160,000

Name, Province and Country of Residence, Status (Independent/Not Independent) and Biographical Information	Present Principal Occupation, Business or Employment	Year first became a Director	Common Shares/ Options Beneficially Owned, or Controlled or Directed, Directly or Indirectly

Claude Haw, Ontario, Canada (1)(2)(4)

Independent

Claude Haw is President, Chief Executive Officer and a board member of the Ottawa Centre for Research and Innovation (“OCRI”), Ottawa’s lead economic development organization. He is also the founder and managing partner of Venture Coaches Services Ltd. (“Venture Coaches”), an Ottawa-based venture capital firm providing venture capital for technology companies. From 2003 to early 2007, Claude was also a general partner at Skypoint Capital Corporation, an Ottawa-based venture capital firm. Prior to Venture Coaches, Claude held a number of executive positions at Newbridge Networks Corporation, including Vice-President of Corporate Business Development. In this role, he managed strategic investment programs in more than 20 companies. Claude has also held senior management positions at Mitel Corporation and Leigh Instruments Ltd. Claude holds a bachelor of electrical engineering degree from Lakehead University in Ontario, Canada and has completed the Canadian Securities Course.

	President and Chief Executive Officer of OCRI & Managing Partner, Venture Coaches	2003	Common Shares: Nil (7) Options: 26,638

Terry Matthews, Ontario, Canada

Not Independent

Terry Matthews is the non-executive chairman of a number of technology companies including Mitel Networks Corporation, March Networks Corporation, Newport Networks Ltd., Solace Systems, Inc. and Counterpath Corporation. In 1972, Terry co-founded his first technology company, Mitel Corporation. He served as chief executive officer and chairman of Newbridge Networks Corporation, a company he founded in 1986. Terry holds an honours degree in electronics from the University of Wales, and is a Fellow of the Institute of Electrical Engineers and of the Royal Academy of Engineering. Terry is also the founder of Wesley Clover Corporation, an early stage technology venture capital firm with offices in Canada, the United States and the United Kingdom.

	Chairman of Mitel Networks Corporation, March Networks Corporation, Wesley Clover Corporation, Bridgewater Systems Corporation, Solace Systems, Inc. and CounterPath Corporation	2000	Common Shares: 1,118,242(8) Options: Nil

Name, Province and Country of Residence, Status (Independent/Not Independent) and Biographical Information	Present Principal Occupation, Business or Employment	Year first became a Director	Common Shares/ Options Beneficially Owned, or Controlled or Directed, Directly or Indirectly
Terry has formed over 80 companies and has earned recognition worldwide for his experience in driving technology companies to success.

Notes:

(1)          Member of the Audit Committee.

(2)          Member of the Nominating and Governance  Committee.

(3)          Mr. Allen owns 541,107 Common Shares. As of May 14, 2009, 2,371 of these Common Shares may be repurchased by the Corporation in the event that Mr. Allen’s employment with the Corporation is terminated.  This repurchase right lapses over time, and will terminate on the change of control of the Corporation.

(4)          Member of Compensation Committee.

(5)          Enterprise Partners V, L.P. and Enterprise Partners VI, L.P. are controlled by Enterprise Partners Venture Capital, of which Mr. Eibl is Managing Director. Each of the Enterprise funds own 2,456,942 Common Shares and warrants to purchase up to 57,183 Common Shares.  See:  “Voting Shares and Principal Shareholders”.  Mr. Eibl and his associates beneficially own less than 5% of the limited partnership units of Enterprise Partners V, L.P. and Enterprise Partners VI, L.P.  Mr. Eibl does not exert control or direction over the Common Shares owned by Enterprise Partners V, L.P. and Enterprise Partners VI, L.P.

(6)          Mr. Frederick owns 158,141 Common Shares. As of May 14, 2009, 1,650 of these Common Shares may be repurchased by the Corporation in the event that Mr. Frederick’s employment with the Corporation is terminated.  This repurchase right lapses over time, and will terminate on the change of control of the Corporation.

(7)          Venture Coaches Fund L.P., of which Mr. Haw is Managing Partner, owns 711,835 Common Shares and a warrant to purchase up to 10,126 Common Shares.  Claude Haw and his associates beneficially own less than 5% of the limited partnership units of Venture Coaches Fund L.P. Mr. Haw does not exert control or direction over the Common Shares held by Venture Coaches Fund L.P.

(8)          Terry Matthews controls Wesley Clover International Corporation and Wesley Clover Corporation, which together own 1,118,242 Common Shares and a warrant to purchase up to 21,100 Common Shares.

Cease Trade Orders and Bankruptcies

Peter Allen, a director and Chief Executive Officer of the Corporation, was a director and the President of Innovance Inc. (“Innovance”), a private, venture capital funded company that developed photonics networking solutions. On December 23, 2003, Innovance filed a Notice of Intent to make a proposal pursuant to Part III of the Bankruptcy and Insolvency Act (Canada) (the “BIA”). Pricewaterhouse Coopers LLP consented to act as proposal trustee. On July 12, 2004, a majority of the creditors of Innovance voted to accept the proposal, and the proposal received court approval on September 16, 2004. The proposal trustee reported in the applicable court materials that there was no conduct of Innovance that was subject to censure, and no irregular facts to report in accordance with Section 173 of the BIA.

Terry Matthews routinely invests in and acts as a director on the boards of businesses that are at an early stage of development and that, as a result, involve substantial risks. Terry Matthews was a director of Ironbridge Networks Corporation, which went into receivership in January 2001 and West End Systems Corporation, which went into receivership in February 1999.

Carl Eibl, a director of the Corporation, was a director of TwinStar Systems, Inc. (“TwinStar”), a private start up company that developed tools for semiconductor fabrication facilities. TwinStar ceased operations in May 2005 and all of the assets of TwinStar were sold and a settlement with its creditors was completed by the end of August 2005.

None of the directors, officers or principal shareholders of the Corporation have been subject to a corporate cease trade or similar order.

COMPENSATION OF DIRECTORS

General Compensation Principles

Compensation for directors of the Corporation is determined by the full Board of Directors (the “Board”), based on recommendations from the Compensation Committee of the Board.  In determining appropriate compensation for directors, the Board and the Compensation Committee consider prevailing market conditions and practices, as well risks and responsibilities assumed by the directors.  Compensation may vary by director, as the Board and the Compensation Committee also take into account factors such as the director’s committee membership(s) and the time commitment associated with acting in this capacity.

Director Compensation Table

The following table sets forth all amounts of compensation earned by the directors of the Corporation (other than Peter Allen and Russell Frederick, whose compensation is reflected in the “Summary Compensation Table” under the heading “Information on Executive Compensation” below) for the financial year ended February 28, 2009.

Name of Director	Fees Earned		Option Based Awards(1)	All other compensation	Total compensation
Gerry Spencer (Chair)		£40,000	Nil	Nil	£40,000
Carl Eibl		Nil	$36,190	Nil	$36,190
Claude Haw	US$	30,000	$36,190	Nil	$74,311	(2)
Terry Matthews		Nil	Nil	Nil	Nil
Ake Persson (3)	US$	20,000	$24,126	Nil	$49,540	(2)

(1)                                  Option based award values are calculated at their market value established using the Black-Scholes methodology, which has been chosen as the method to value options as it is the most widely recognized methodology and is accepted by Canadian Generally Accepted Accounting standards.  The Black-Scholes model considers various factors including historical share prices, price volatility and interest rates.

(2)                                  The Bank of Canada closing foreign exchange rate for converting one (1) US dollar into Canadian dollars on February 28, 2009 was 1.2707.

(3)                                  Mr. Persson’s term as a director of the Corporation expires at the Meeting.

The Corporation’s compensation policy for independent directors (other than the Chair of the Board) includes a grant under the Corporation’s Stock Option Plan to each independent director, on an annual basis, of options to purchase that number of Common Shares equal to a minimum of 0.025% and a maximum of 0.05% of the outstanding Common Shares as at the last day of such fiscal year. For the fiscal year ended on February 28, 2009, a total of 37,968 options were granted to directors (other than Peter Allen and Russell Frederick). Certain of the Corporation’s independent directors received cash compensation for acting as a director commensurate with their level of service on the Board and board committees. For the fiscal year ending February 28, 2009, Gerry Spencer received a cash payment of £40,000 in recognition of his service as Chair of the Board and his committee service, Claude Haw received a cash payment of US$30,000 in recognition of his service as Chair of the Audit Committee and his committee service, and Ake Persson received a cash payment of US$20,000 in recognition of his service on the Audit Committee and Compensation Committee.

Aside from the above noted option grants, none of the non-employee directors of the Corporation received any grants of options under the Stock Option Plan in the fiscal year ended February 28, 2009.

Each non-employee director is reimbursed for out-of-pocket expenses incurred in connection with attending directors’ meetings.  During the fiscal year ended February 28, 2009, the Corporation reimbursed its non-employee directors, as a group, for approximately $9,314 in travel and other out-of-pocket expenses.

Neither Mr. Allen nor Mr. Frederick are compensated separately for their service as directors of the Corporation.

Outstanding Option-Based Awards for Directors as at February 28, 2009

The following table sets forth all unexercised options outstanding as of February 28, 2009 for each director of the Corporation (other than Peter Allen and Russell Frederick whose unexercised options are reflected in the table titled “Outstanding Option-Based Awards and Share-Based Awards as at February 28, 2009” under the heading “Information on Executive Compensation” below).

Name of Director	Number of Common Shares underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Aggregate value of unexercised in-the- money options as at February 28, 2009 ($) (1)
Gerry Spencer (Chair)	Nil	N/A	N/A	Nil
Carl Eibl	14,238	$5.73	May 12, 2013	Nil
Claude Haw	14,238	$5.73	May 12, 2013	Nil
	12,400	$5.47	March 1, 2012	Nil
Terence Matthews	Nil	N/A	N/A	Nil
Ake Persson (2)	9,492	$5.73	May 12, 2013	Nil
	53,600	$0.10	June 22, 2011	$78,792

(1)                                  The closing market price of the Common Shares on the TSX on February 27, 2009 (being the last trading day of the Corporation’s fiscal year ended February 28, 2009)  was $1.57 per Common Share.

(2)                                  Mr. Persson’s term as a director of the Corporation expires at the Meeting.

Incentive plan awards — value vested by directors during the year ended February 28, 2009

The following table sets forth the value vested by each director of the Corporation (other than Peter Allen and Russell Frederick whose value vested option-based awards are reflected in the table titled “Incentive plan awards — value vested or earned during the year ended February 28, 2009” under the heading “Information on Executive Compensation” below) during the year ended February 28, 2009.

Name of Director	Option-based awards — Value vested during the year ended February 28, 2009 ($)
Gerry Spencer (Chair)	Nil
Carl Eibl	Nil
Claude Haw	Nil
Terence Matthews	Nil
Ake Persson (1)	$26,298

(1)           Mr. Persson’s term as a director of the Corporation expires at the Meeting.

DIRECTORS’ AND OFFICERS’ INSURANCE AND INDEMNIFICATION

The Corporation’s by-laws provide for the indemnification by the Corporation of the Corporation’s directors and officers from and against liability and costs in respect of any action or suit against them in connection with the execution of their duties of office, subject to certain limitations. The Corporation has also entered into contractual indemnities in favour of each of the directors that provide, to the full extent allowed by law, that the Corporation shall indemnify and save harmless each director, his estate, executors, administrators, legal representatives and lawful heirs, from and against any and all costs, charges or expenses (including, but not limited to, an amount paid to settle any action or to satisfy any judgment, legal fees on a solicitor and client basis, other professional fees, out-of-pocket expenses for attending proceedings including discoveries, trials, hearings and meetings, and any amount for which he is liable by reason of any statutory provision whether civil, criminal or otherwise (“indemnifiable costs”)), suffered or incurred by the director or such other indemnified parties, directly or indirectly, as a result of or by reason of the director: (i) being or having been a director or officer of the Corporation or an affiliate of the Corporation or by reason of any action taken by the director in his capacity as a director or officer of the Corporation or an affiliate of the Corporation; (ii) being or having been a member of a committee of the board of directors of the Corporation or an affiliate of the Corporation; or (iii) acting as a member of the plan administrator pursuant to the Stock Option Plan, subject to certain conditions being satisfied including that the director: (a) acted honestly and in good faith with a view to the best interests of the Corporation, or the best interests of the Corporation’s affiliate, as the case may be; and (b) in the case of a criminal or administrative action, proceeding, investigation, inquiry or hearing that is enforced by monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The indemnities also provide that indemnifiable costs will be paid by the Corporation immediately, with the agreement that, in the event it is ultimately determined that the indemnified party was not entitled to be so indemnified, such amounts shall be refunded to the Corporation.

The Corporation has purchased insurance referred to in subsection 124(6) of the Act for the benefit of its directors and officers in respect of certain liabilities that may be incurred by them in such capacities.  The directors’ and officers’ insurance is contained in a policy issued on June 1, 2008 and the annual premium of $81,500 has been paid by the Corporation. The policy carries a limit of $20,000,000 and has a deductible of $50,000 for each claim.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No director, executive officer or employee or former director, executive officer or employee of the Corporation, or any associate of any such person, was indebted to the Corporation or its subsidiaries at any time during the fiscal year ended February 28, 2009 and/or as at the date of this Circular.

INFORMATION ON EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The responsibilities of DragonWave’s Compensation Committee, discussed in detail in the Compensation Committee’s charter, include:

•                  overseeing the total compensation package for the Corporation’s “Named Executive Officers”, being the Corporation’s President and Chief Executive Officer (namely, Peter Allen), the Corporation’s Vice-President, Chief Financial Officer and Secretary (namely, Russell Frederick) and the three other most highly compensated executive officers of the Corporation and its subsidiaries that earned total annual compensation during the year ended February 28, 2009 that exceeded $150,000 and who were serving as executive officers as of February 28, 2009 (namely, Brian McCormack, Erik Boch and Alan Solheim);

•                  making recommendations to the Board regarding the Corporation’s equity compensation plans and, to the extent that authority to do so is delegated by the Board, approving grants under such plans;

•                  approving all executive officer employment and severance contracts; and

•                  evaluating the performance of the Chief Executive Officer and making recommendations to the Board on the Chief Executive Officer’s compensation level in light of that evaluation.

Objectives of Compensation Program

The Corporation’s compensation practices are intended to attract and retain highly competent executives in a competitive marketplace. The program provides the Named Executive Officers with compensation that is industry competitive, internally equitable and commensurate with their skills, knowledge, experience and responsibilities.  The primary objective of the program, however, is to firmly align total executive compensation with the attainment of the Corporation’s annual performance goals, which are principally based upon the Corporation’s revenues, operating profit, and business development.

The compensation of the Corporation’s executive officers, including the Named Executive Officers, consists of base salary, cash bonuses expressed as a percentage of annual salary, and incentive compensation in the form of stock options and the ability to participate in the Corporation’s Employee Share Purchase Plan (the “ESPP”).

Elements of Compensation

Base Salary

As noted above, the Compensation Committee evaluates the performance of the Corporation’s Chief Executive Officer, and recommends to the Board the Chief Executive Officer’s compensation level in light of that evaluation. The Chief Executive Officer’s base salary is determined pursuant to the terms of an employment agreement, with annual increases at the discretion of the Board. The Compensation Committee reviews the base salary of the Chief Executive Officer on an annual basis in light of his performance over the previous year. The Compensation Committee reviewed Mr. Allen’s base salary in September 2008 and recommended his salary be set at $200,000 for 2009. The Compensation Committee considers the following factors in evaluating the Chief Executive Officer’s performance:

•                                          the degree to which he has displayed leadership for the senior management team and the organization as a whole;

•                                          strategic planning and the execution of the Corporation’s strategic plans;

•                                          the Corporation’s financial results; and

•                                          communications and relations with shareholders, the Board, senior management and employees.

Base salaries of executives other than the Chief Executive Officer are reviewed by the Compensation Committee after consultation with, and upon the recommendation of, the Chief Executive Officer for approval by the Board. The base salary of each executive officer is determined by the terms of their respective employment agreement, with annual increases at the discretion of the Board. After evaluating each executive officer’s performance over the year in light of (i) the Corporation’s overall financial performance, (ii) the individual’s performance during the year and contributions to the Corporation, and (iii) other relevant factors (for example, market conditions), the Chief Executive Officer may deem it appropriate to recommend executive officer base salary adjustments to the Compensation Committee.

The Compensation Committee also considers the factors above when evaluating the Chief Executive Officer’s recommendations regarding base salary adjustments.  At their most recent annual reviews, the Compensation Committee recommended that: Mr. Allen’s base salary be set at $200,000, Mr. Frederick’s base salary be set at $185,000, Mr. McCormack’s base salary be set at US$200,000, Mr. Boch’s base salary be set at $185,000, and Mr. Solheim’s base salary be set at $185,000.

Variable Compensation — Annual Cash Bonuses and Sales Commissions

The second element of the Corporation’s compensation program is an annual cash bonus. All of the Corporation’s executive officers are entitled to receive an annual cash bonus based on corporate performance, except for Mr. McCormack whose variable compensation is earned under a sales commission arrangement (described below). Employment agreements with the Named Executive Officers set out the parameters for the amount of such bonuses, with the Chief Executive Officer being entitled to a on-plan performance bonus equal to 75% of his annual base salary and the Corporation’s other Named Executive Officers (except for Mr. McCormack) being entitled to an on-plan bonus equal to 50% of his annual base salary.

The Board believes these bonuses play a key role in enabling the Corporation to attract, retain and motivate executive officers. The Compensation Committee has broad discretion in reviewing and recommending to the Board the amount of the annual cash bonuses within the parameters described above. Within 90 days after the beginning of each year, the Compensation Committee approves the Corporation’s performance goals for that year. Those performance goals are generally based upon revenues, operating profit, and business development. At the end of the fiscal year, the Compensation Committee reviews the Corporation’s performance for that year on a broad scale, and its success in achieving the performance goals in particular. The Compensation Committee then recommends the annual bonus for the Corporation’s Chief Executive Officer as a percentage of his annual base salary under his employment agreement, and considers the Chief Executive Officer’s recommendations in determining the cash awards for the Corporation’s other executive officers. The Chief Executive Officer’s recommendations are guided by his evaluation of the Corporation’s actual financial performance compared with the Corporation’s performance goals and his assessment of the effectiveness of the individual and collective efforts of the Corporation’s executive officers in achieving the Corporation’s business objectives. The Compensation Committee and the Chief Executive Officer also consider extraordinary efforts by executive officers in various projects or initiatives during the year.

In April 2009, the Compensation Committee determined that bonuses for fiscal year 2009 would not be awarded to the Named Executive Officers. This decision was based on the Corporation’s growth rate being less than planned, and to support expense reduction measures implemented by the Corporation in December 2008 in light of the difficulty in worldwide financial markets.

As indicated above, Brian McCormack, the Corporation’s Vice President of Sales, is not entitled to an annual cash bonus, but rather receives variable compensation in the form of sales commissions in accordance with industry standards.  In fiscal year 2009, Mr. McCormack was entitled to receive 0.85% of eligible revenues, payable half upon order receipt and half upon revenue recognition.  The percentage of revenue that Mr. McCormack is eligible to receive is established annually and is intended to support the Corporation’s revenue targets and to provide Mr. McCormack with a strong incentive to grow the Corporation’s revenues.  In fiscal year 2009, Mr. McCormack earned US$310,340 under his sales commission plan.  Although other Named Executive Officers support the Corporation’s sales activities, none of them receive compensation under sales commission plans.

Equity Compensation

The third element of the Corporation’s compensation program is equity compensation. Equity compensation is intended to more closely align annual incentive compensation, as well as total compensation, with the financial interests of shareholders. The equity compensation component of the Corporation’s compensation program is based upon: (1) awards of stock options under the Corporation’s Stock Option Plan and (2) the ability to participate in the Corporation’s ESPP.

Stock Option Compensation

The Corporation’s Board administers the Stock Option Plan. The purpose of the Stock Option Plan is to:

•                  increase the interest in the Corporation’s welfare of those individuals who share primary responsibility for the management, growth and protection of the Corporation’s business;

•                  furnish an incentive to such individuals to continue providing their services to the Corporation; and

•                  provide a means through which the Corporation may attract qualified persons to engage as directors, officers, employees and consultants.

In determining whether to grant options and how many options to grant to eligible persons under the Stock Option Plan, consideration is given to each individual’s past performance and contribution to the Corporation as well as that individual’s expected ability to contribute to the Corporation in the future.

On January 8, 2009, based upon the recommendation of the Compensation Committee, the Corporation’s Board authorized awards of options to the Named Executive Officers and a number of other employees, on a basis consistent with the number of options awarded in previous years. The awards to each of the Named Executive Officers were as follows: Peter Allen — 70,000 options, Russell Frederick — 45,000 options, Brian McCormack — 15,000 options, Erik Boch — 45,000 options, and Alan Solheim — 45,000 options.  All of such options were granted at an exercise price of $1.34, expire on the fifth anniversary of the date of grant, and vest one-fourth annually starting on the first anniversary of the date of grant (except for options granted to Brian McCormack which have a vesting period of two years).

Certain options granted under the Stock Option Plan to the Named Executive Officers have exercise prices that significantly exceed the current trading price of the Common Shares.  The Board believes that these underwater options no longer serve as an effective incentive, and accordingly has recommended an option exchange program pursuant to which these options would be cancelled and replaced with new options.  The proposed option exchange program requires the approval of shareholders, which management is seeking at the Meeting.  See:  “Amendment No. 2009-1 to Stock Option Plan Approving Exchange of Options” in this Circular.

ESPP

The Corporation’s ESPP was implemented in the 2008 fiscal year following the approval of shareholders obtained at the Corporation’s last annual general and special meeting.  The purpose of the ESPP is to give employees of the Corporation access to an equity participation vehicle, in addition to the Stock Option Plan, through the purchase of Common Shares by payroll deduction and the issuance of matching shares.  The ESPP is intended to encourage employees to use their combined best efforts on behalf of the Corporation to improve its profits through increased sales, reduction of costs and increased efficiency.

In the fiscal year ended February 28, 2009, one of the Named Executive Officers participated in the ESPP, namely, Alan Solheim. During the fiscal year ended February 28, 2009, Mr. Solheim purchased 1,997 Common Shares under the ESPP and the Corporation contributed 498 Common Shares to Mr. Solheim as matching shares.

Employment Agreements

The Compensation Committee reviews and approves every employment agreement entered into with senior executives. The Corporation has entered into employment agreements with each Named Executive Officer. The agreements provide each Named Executive Officer with what the Compensation Committee believes to be a suitable base salary and bonus, as described above. Termination and change of control provisions contained in these agreements are described in detail under the heading “Termination and Change-in-Control Provisions.”

Perquisites

No material additional benefits or perquisites are currently provided to members of management that are not available to employees of the Corporation generally.  Benefits are generally extended to all employees include health, long-term disability, dental and group life insurance.

Performance Graph

The following graph compares the cumulative shareholder return of the Common Shares to the cumulative returns of the S&P/TSX Composite Index for the period commencing April 19, 2007 (the date the Common Shares were first listed on the TSX) to May 14, 2009.  The graph assumes an investment of $100 on April 19, 2007 in the Corporation’s Common Shares.

While the Corporation’s share performance in the financial year ended February 28, 2009 was below the S&P/TSX Composite Total Return index at certain points during the year, the Corporation’s performance continues to yield promising results with the Corporation reporting revenue growth of 7% in the 2009 fiscal year as compared to the previous fiscal year.  The Named Executive Officers’ compensation is not based on performance of the Corporation’s stock price, and therefore the Named Executive Officers’ compensation may not directly compare to the trend shown above.

Summary Compensation Table

The following table sets forth compensation information for the fiscal year ended February 28, 2009 for the Corporation’s Named Executive Officers.

Name and principal position	Salary ($)		Option-based awards ($) (1)			Non-equity incentive plan compensation ($)			All other compensation ($)	Total compensation ($)
Peter Allen President and Chief Executive Officer		$200,000		$49,000		Nil			Nil		$249,000
Russell Frederick Chief Financial Officer, Vice President and Secretary		$185,000		$31,500		Nil			Nil		$216,500
Erik Boch Vice President, R&D and Chief Technology Officer		$185,000		$31,500		Nil			Nil		$216,500
Brian McCormack Vice President, Sales	US$	200,000	US$	8,573	(2)	US$	310,340	(3)	Nil	US$	518,913
Alan Solheim Vice President, Product Line Management		$185,000		$31,500		Nil			Nil		$216,500

(1)        Option based award values are calculated at their fair market value established using the Black-Scholes methodology, which has been chosen as the method to value options as it is the most widely recognized methodology and is accepted by Canadian Generally Accepted Accounting standards.  The Black-Scholes model considers various factors including historical share prices, price volatility and interest rates.

(2)        Foreign exchange rate used to convert Canadian dollar compensation to US dollars is 1.2248 (the Bank of Canada CDN$ to US$ closing rate on January 13, 2009, being the date of option grant).

(3)        Mr. McCormack earned  US$310,340 in sales commission in fiscal year 2009.

Option-Based Awards

The Corporation established the Stock Option Plan to attract, retain and provide an incentive to its employees, directors, officers and consultants and to advance the Corporation’s interests by providing these persons with the opportunity, through stock options, to acquire an ownership interest in the Corporation. The Stock Option Plan is administered by the Board. All options granted under the Stock Option Plan must be approved by the Board, unless authority to grant options is specifically delegated to the Compensation Committee by the Board. In granting options, the Compensation Committee or the Board, as applicable, may determine the terms relating to each option, including the number of shares subject to each option, the exercise price in accordance with the terms of the Stock Option Plan, the expiration date of each option, and the extent to which each option is exercisable during the term of the option. The Stock Option Plan does not contemplate the inclusion of performance based criteria as a condition of exercise of options.

The maximum number of Common Shares issued or issuable under the Stock Option Plan is a fixed percentage of 15% of the Common Shares outstanding from time to time. As of May 14, 2009, options to acquire 2,128,255 Common Shares (representing approximately 7.4% of the issued and outstanding Common Shares) are outstanding under the Stock Option Plan.  The Stock Option Plan also contains provisions governing “restricted stock” that was issued by the Corporation prior to its initial public offering on the exchange of certain options previously granted under the Stock Option Plan.  The restricted stock is subject to repurchase rights in favour of the Corporation that lapse over time.  The Stock Option Plan provides on and as of the date of listing of the Common Shares on the TSX, the Corporation shall not make any new awards of restricted stock under the Stock Option Plan.

For each financial year of the Corporation, the maximum number of Common Shares issuable pursuant to options granted to a director by virtue of his or her service as a director in that financial year, is that number of Common Shares equal to 0.05% of the outstanding Common Shares as at the last day of such financial year.  The Stock Option Plan also provides that no awards may be made under the Stock Option Plan if such award would result in: (a) the number of Common Shares issued to insiders pursuant to the Stock Option Plan, together with all of the Corporation’s other share compensation arrangements, within any one year period, exceeding 10% of the outstanding Common Shares (excluding Common Shares issued as or under share compensation arrangements during such year), or (b) the number of Common Shares issuable to insiders at any time pursuant to the Stock Option Plan and all of the Corporation’s other share compensation arrangements exceeding 10% of the outstanding Common Shares.

Options granted pursuant to the Stock Option Plan are priced at the volume weighted average trading price of the Common Shares on the TSX, or another stock exchange where the majority of the volume and value of the Common Shares occurs, for the five trading days immediately preceding the date of grant.  Subject to applicable securities laws, the rules of the TSX or any stock exchange or market on which the Common Shares are then listed or admitted to trading, and any other requirements of the plan administrator, the exercise price of options may be satisfied by the actual delivery or deemed delivery or assignment to the Corporation of Common Shares having a fair market value (as determined by the plan administrator) equal to the purchase price.  In practice, “cashless” exercises are funded by the actual sale of Common Shares by the participant.

Under the Stock Option Plan, unless otherwise determined by the Board, options vest as to 25% on the first anniversary of the date of grant and thereafter, as to 1/36th of the remaining 75% of the optioned shares on the last day of each month, such that the option is fully vested on that date which is four years from the date of the grant.

No option granted under the Plan extends for a period longer than ten years from the date of grant, and unless otherwise approved by the Board, the term and expiry date of any option is five years after the date of the grant.  The Stock Option Plan contains provisions governing the termination of options in the event of a termination of employment or service of a director, officer, consultant or employee.  In such circumstances, unvested options terminate immediately.  Vested options expire 120 days after the death of the participant or 30 days after the termination of the participant’s service “without cause” or by reason of voluntary resignation (or earlier if the option was otherwise due to expire).  In the case of termination of the participant’s services “for cause”, or by reason of the breach of the participant’s fiduciary duty to the Corporation or consulting arrangement with the Corporation, vested options terminate immediately.

If an option expires (other than an expiry by reason of the termination of the participant’s services “for cause”, or by reason of the breach of the participant’s fiduciary duty to the Corporation or consulting arrangement with the Corporation) during or within ten days after a period during which a participant is prohibited from exercising options pursuant to the Corporation’s insider trading policy, as in effect from time to time (a “Black Out Period”), the participant may elect for the term of such option to be extended to the date which is ten business days after the last day of the Black Out Period; provided, that, the expiration date as extended will not in any event be beyond the later of: (i) December 31 of the calendar year in which the option was otherwise due to expire; and (ii) the 15th day of the third month following the month in which the option was otherwise due to expire.

In the event of a “Corporate Event” (as defined below), the Board in its sole discretion (but subject to obtaining the prior approval of the TSX if required by the rules, regulations and policies of the TSX) may, without any action or consent of the participants, provide for: (a) the continuation or assumption of outstanding options by or to the successor to all or substantially all of the assets or capital shares of the Corporation, or any other successor of the business of the Corporation as determined by the Board (the “Acquirer”); (b) the substitution of options for options and/or shares of restricted stock and/or other securities of the Acquirer; (c) the substitution of options with a cash incentive program of the Acquirer; (d) the acceleration of the vesting of options and, in the case of outstanding options the right to exercise such options, to a date prior to or on the date of the Corporate Event, and the expiration of outstanding options to the extent not timely exercised by the date of the Corporate Event or such other date as may be designated by the Board; (e) the cancellation of all or any portion of the outstanding Options by a cash payment and/or other consideration receivable by the holders of Common Shares as a result of the Corporate Event equal to the excess, if any, of the fair market value (as determined by the Board), on the date of the Corporate Event, over the exercise price of the Common Shares subject to the outstanding options or portion thereof being cancelled; or (f) such other actions or combinations of the foregoing actions as it deems fair and reasonable in the circumstances.  A “Corporate Event” is defined as: (i) a merger, amalgamation, consolidation, reorganization or arrangement of the Corporation with or into another corporation (other than a merger, amalgamation, consolidation, reorganization or arrangement of the Corporation with one or more of its related entities); (ii) a tender offer for all or substantially all of the outstanding Common Shares; (iii) the sale of all or substantially all of the assets of the Corporation; or (iv) any other acquisition of the business of the Corporation as determined by the Board.

The Plan contains additional restrictions that are only applicable to options which are characterized as “incentive stock options” for the purposes of the United States Internal Revenue Code of 1986 (the “Code”).  In the case of incentive stock option grants to holders of 10% or more of the Common Shares, the exercise price of such incentive stock options must be not less than 110% of the fair market value of the Common Shares (provided that such fair market value shall not be less than the 5-day volume weighted trading price on the date of grant).

Except in the case of death of an optionee or in accordance with the applicable law, options are not assignable without the consent of the Corporation.

Amendments to the Stock Option Plan generally require the consent of the TSX and the shareholders of the Corporation given at a duly constituted meeting. However, the following amendments to the Stock Option Plan may be made by the Board without TSX or other stock exchange approval and without shareholder approval: (a) amendments of a technical, clerical or “housekeeping” nature, or to clarify any provision of the Stock Option Plan, including without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the Stock Option Plan or to correct or supplement any provision of the Stock Option Plan that is inconsistent with any other provision of the Stock Option Plan; (b) suspension or termination of the Stock Option Plan; (c) amendments to respond to changes in legislation, regulations, instruments (including National Instrument 45-106), stock exchange rules (including the rules, regulations and policies of the TSX) or accounting or auditing requirements; (d) amendments respecting administration of the Stock Option Plan; (e) any amendment to the definition of “Consultant”, “Officer”, “Director” or “Employee” therein or otherwise relating to the eligibility of any service provider of the Corporation or a related entity to receive an award under the Stock Option Plan; (f) changes to the vesting provisions, or conditions for the lapse of any repurchase right, for any outstanding option or Common Shares issued subject to contractual repurchase rights, except with respect to awards held by any insider; (g) amendments to reduce the exercise price or purchase price of an option, except with respect to an option granted to an insider; (h) amendments to the termination provisions of the Stock Option Plan or any outstanding option, provided no such amendment may result in an extension of any outstanding option held by an insider beyond its original expiry date; (i) adjustments to reflect stock dividends, stock splits, reverse stock splits, share combinations or other alterations of the capital stock of the Corporation; (j) amendments to permit awards granted under the Stock Option Plan to be transferable; (k) amendments necessary to qualify any or all incentive stock options for such favourable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code; and (l) any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including, without limitation, the rules, regulations and policies of the TSX).

Shareholder approval will be required for the following types of amendments of the Stock Option Plan: (a) amendments to the number of common shares issuable under the Stock Option Plan, including an increase to a fixed maximum number of common shares or a fixed maximum percentage or a change from a fixed maximum number of common shares to a fixed maximum percentage; (b) amendments: (i) reducing the exercise price or purchase price of an option held by an insider, or (ii) extending the term of an option that benefits an insider; and (c) amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and policies of the TSX). Further, except in certain limited circumstances, in no event may the Board of Directors alter or impair any rights or increase any obligations with respect to any option previously granted without the consent of the optionee.

Proposed amendments to the Stock Option Plan to permit the exchange of certain options held by “insiders” for new grants of options at a lower exercise price, and to extend the expiry dates of certain options held by “insiders”, are being submitted to the shareholders for consideration at the Meeting.  See:  “Amendment No. 2009-1 to Stock Option Plan to Approve Exchange of Options” and “Amendment No. 2009-2 to Stock Option Plan to Approve Extension of Option Expiry Dates”.

Outstanding Option-Based Awards and Share-Based Awards as at February 28, 2009

The following table sets forth all unexercised options outstanding as of February 28, 2009 for each Named Executive Officer.

	Option-Based Awards				Share-Based Awards
Name of Executive Officer	Number of Common Shares underlying unexercised options (#)	Option exercise price ($) (1)	Option expiration date	Aggregate value of unexercised in-the-money options as at February 28, 2009 ($) (2)	Number of Common Shares that have not vested (#)	Market value of share- based awards that have not vested as at February 28, 2009 ($)(1)
Peter Allen	70,000	$1.34	January 13, 2014	$16,100	9,472	$14,871
	80,000	$6.57	October 5, 2012(1)
	235,000	$2.46	June 22, 2010

Russell	45,000	$1.34	January 13, 2014	$10,350	6,555	$10,291
Frederick	45,000	$6.57	October 5, 2012(1)
	70,000	$2.46	June 22, 2010

Erik Boch	45,000	$1.34	January 13, 2014	$10,350	2,488	$3,906
	50,000	$6.57	October 5, 2012(1)
	100,000	$2.46	June 22, 2010(3)

Brian	15,000	$1.34	January 13, 2014	$3,450	2,688	$4,220
McCormack	20,000	$6.57	October 5, 2012(1)
	60,000	$2.46	June 22, 2010(3)

Alan Solheim	45,000	$1.34	January 13, 2014	$10,350	5,000	$7,850
	50,000	$6.57	October 5, 2012(1)
	80,000	$2.46	June 22, 2010(3)

(1)                        If the resolution approving Amendment No. 2009-1 to the Stock Option Plan is approved by the shareholders at the Meeting, these options may be exchanged for new options with an exercise price of not less than $3.38.  The expiry date of the new options to be issued on the exchange will be extended by a period of one (1) year from the expiry date of the options listed in the table.

(2)                        The closing market price of the Common Shares on the TSX on February 27, 2009 (being the last trading day of the Corporation’s fiscal year ended February 28, 2009) was $1.57 per Common Share.

(3)                        If the resolution approving Amendment No. 2009-2 to the Stock Option Plan is approved by the shareholders at the Meeting, the expiry date of these options will be extended by a period of not more than one (1) year.

Incentive plan awards – value vested or earned during the year ended February 28, 2009

The following table sets forth the value vested or earned by the Named Executive Officers under the Corporation’s equity and non-equity incentive plans.

Name of Executive Officer	Option-based awards – Value vested during the year ended February 28, 2009 ($)(1)	Share-based awards – Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year ended February 28, 2009 ($)
Peter Allen	$45,426	$85,709	Nil
Russell Frederick	$13,530	$59,203	Nil
Erik Boch	$19,330	$44,532	Nil
Brian McCormack	$11,600	$24,116	US$310,340(2)
Alan Solheim	$15,461	$134,263	Nil

(1)                        Represents the aggregate dollar value that would have been realized if the options under the option-based award had been exercised on the vesting date.

(2)                        Mr. McCormack earned  US$310,340 in sales commission in fiscal year 2009.

ESPP

The ESPP was established on July 17, 2008 (the “Effective Date”) following approval of the ESPP at the Corporation’s 2008 annual and special meeting of shareholders.

The ESPP is open for participation to all employees (including directors and officers who are under a permanent full-time or part-time contract of employment with the Corporation) of the Corporation and any subsidiary subject to certain provisions contained within the ESPP.

Summary of ESPP

Pursuant to the ESPP, 500,000 Common Shares (approximately 1.75% of the 28,559,973 issued and outstanding Common Shares on the Record Date) are reserved for issuance under the ESPP.  All Common Shares purchased or issued pursuant to the ESPP come from the treasury of the Corporation.

The Board has full power and authority to administer the ESPP on behalf of the Corporation, including the power and authority to delegate the administration of the ESPP to the Compensation Committee. The Board determines questions of interpretation or application of the

ESPP and its decisions shall be final and binding on all participants. Board members receive no additional compensation for their services in administering the ESPP.

Eligible employees become participants in the ESPP by delivering to the Corporation an election to purchase shares prior to the commencement of the applicable purchase period. Each participant contributes to the ESPP, at the participant’s option, an amount equal to or between the following minimum and maximum amounts (in whole percentages): a minimum of one percent (1%) of the participant’s basic compensation, and a maximum of ten percent (10%) of the participant’s basic compensation. The contributions are made through payroll deductions at the end of each employee’s bi-weekly or monthly pay period, as applicable. The Corporation, as agent of the participant, makes such deductions and pays the participant’s contribution to the Administrator (as such term is defined in the ESPP).

On the last business day of each month, the Administrator purchases Common Shares from the Corporation based on the contributions received from each participant during the preceding month (the “Participant Shares”). The purchase price of the Participant Shares is the volume weighted average closing trading price of the Common Shares on the TSX for the five trading days immediately preceding the last business day of such month. The Administrator deposits the Participant Shares into an account in the name of the participant and holds such shares on behalf of such participant.

The Corporation matches a portion of each employee’s participation in the ESPP by issuing additional Common Shares to each participant (through the Administrator). Specifically, on  the last business day of each month, the Corporation issues to the Administrator that number of Common Shares (the “Matching Shares”) equal to twenty-five percent (25%) of the aggregate number of Participant Shares purchased by the Administrator on behalf of the participants for such month for each participant. The Matching Shares are deposited into a trust account by the Administrator on behalf of the Corporation.

The Participant Shares purchased on behalf of each participant vest immediately to the benefit of such participant. Subject to provisions in the ESPP relating to a change in control of the Corporation, the Matching Shares vest one year from the date of issuance of such Matching Shares.

In the event of a change of control of the Corporation, the Board, in its sole discretion (but subject to obtaining the prior approval of the TSX if required by the rules, regulations and policies of the TSX) may, without any action or consent of the participants in the ESPP, provide for: (a) the continuation of the vesting period with regard to any unvested Matching Shares; (b) the substitution of any unvested Matching Shares for shares of the acquirer; (c) the substitution of any unvested Matching Shares with a cash incentive program of the acquirer; (d) the acceleration of the vesting period to a date prior to or on the date of the change of control; (e) the cancellation of all or any portion of any unvested Matching Shares by a cash payment and/or other consideration receivable by the holders of any unvested Matching Shares as a result of the change in control equal to the market price of the unvested Matching Shares on the date of the change in control; or (f) such other actions or combinations of the foregoing actions as it deems fair and reasonable in the circumstances.

Upon the termination of employment of any participant for any reason, any unvested Matching Shares held by the Administrator for such participant are forfeited by such participant. A participant whose employment is terminated for any reason other than death must withdraw or otherwise transfer all of their Participant Shares and vested Matching Shares in such participant’s account within ninety (90) days of such termination of employment. The participant may also request that the Administrator sell the Participant Shares and vested Matching Shares in the participant’s account and distribute the cash proceeds to the participant. In the event of the death of a participant, the Participant Shares and vested Matching Shares in such participant’s account are distributed to such participant’s estate in accordance with the instructions of such participant’s legal representative. Such distribution may take the form of a distribution of the cash realized from the sale of such Participant Shares and vested Matching Shares by the Administrator if so requested by the legal representative of the participant’s estate.

The Corporation reserves the right to discontinue use of payroll deductions at any time such action is deemed advisable. The ESPP will terminate on the date which is ten (10) years from the Effective Date, unless earlier terminated by the Board. No right or interest of any participant in or under the ESPP may be assigned by such participant.

No Common Shares are issuable under the ESPP at any time to any Insider (as such term is defined in the ESPP) if such issuance, together with all of the Corporation’s previously established or proposed Share Compensation Arrangements (as such term is defined in the ESPP), including the ESPP, could result, at any time, in: (i) the number of Common Shares issued to Insiders pursuant to the ESPP, together with all of such other Share Compensation Arrangements, within any one (1) year period exceeding ten percent (10%) of the issued and outstanding Common Shares; or (ii) the number of Common Shares issuable to Insiders at any time pursuant to the ESPP and all such other Share Compensation Arrangements exceeding ten percent (10%) of the issued and outstanding Common Shares.

Amendments to the ESPP generally require the consent of the TSX and the shareholders of the Corporation given at a duly constituted meeting. However, the following amendments to the ESPP may be made by the Board without TSX or other stock exchange approval and without shareholder approval: (a) amendments of a technical, clerical or “housekeeping” nature, or to clarify any provision of the ESPP, including without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the ESPP or to correct or supplement any provision of the ESPP that is inconsistent with any other provision of the ESPP; (b) suspension or termination of the ESPP; (c) amendments to respond to changes in legislation, regulations, instruments (including National Instrument 45-106), stock exchange rules (including the rules, regulations and policies of the TSX) or accounting or auditing requirements; (d) amendments respecting administration of the ESPP; (e) any amendment to the definition of “Employee” in the ESPP; (f) any amendment to the definition of “Subsidiary” in the ESPP and the consequential amendments to Appendix “B” of the ESPP; (g) changes to the vesting provisions for any outstanding Unvested Matching Shares (as defined in the ESPP); (h) amendments to the participant contribution provisions of the ESPP; (i) amendments to the withdrawal and suspension provisions of the ESPP; (j) amendments to the number or percentage of Matching Shares contributed by the Corporation; (k) amendments to the termination provisions of the ESPP; (l) adjustments to reflect stock dividends, stock splits, reverse stock splits, share combinations or other alterations of the capital stock of the Corporation; and (m) any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including, without limitation, the rules, regulations and policies of the TSX).

Shareholder approval will be required for the following types of amendments of the ESPP: (a) amendments to the number of Common Shares issuable under the ESPP, including an increase to the fixed maximum number of Common Shares or a change from a fixed maximum number of Common Shares to a fixed maximum percentage; and (b) amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and policies of the TSX).

Termination and Change-in-Control Benefits

Peter Allen.  The Corporation may terminate Mr. Allen’s employment by providing him with twelve months compensation (including any bonus entitlement) if he is terminated without cause, and no compensation if he is terminated with cause. Mr. Allen may terminate his employment with the Corporation upon ninety days prior written notice.  Mr. Allen is subject to industry standard covenants in the Corporation’s favour, including non-competition and non-solicitation covenants for a period of twelve months after termination of employment.

Russell Frederick.  The Corporation may terminate Mr. Frederick’s employment by providing him with six months compensation (including any bonus entitlement) if he is terminated without cause, and no compensation if he is terminated with cause. Mr. Frederick may terminate his employment with the Corporation upon two weeks prior written notice.  Mr. Frederick is subject to industry standard covenants in the Corporation’s favour, including non-competition and non-solicitation covenants for a period of six months from termination of employment.

Brian McCormack.  The Corporation may terminate Mr. McCormack’s employment by providing him with an amount equal to the greater of (i) twelve months base salary and (ii) one month base salary for each full calendar year worked if he is terminated without cause. If Mr. McCormack finds alternative employment or commences work as an independent contractor during the twelve month notice period he is entitled to a lump sum payment equal to 50% of the balance of such amount. Mr. McCormack is not entitled to any compensation if he is terminated with cause. Mr. McCormack may terminate his employment with the Corporation upon forty-five days prior written notice.  Mr. McCormack is subject to industry standard covenants in the Corporation’s favour, including non-competition and non-solicitation covenants for a period of twelve months from termination of employment.

Erik Boch.  The Corporation may terminate Mr. Boch’s employment by providing him with six months compensation (including any bonus entitlement) if he is terminated without cause, and no compensation if he is terminated with cause. On a termination without cause, Mr. Boch is also entitled to receive eighteen months of additional vesting of any options to purchase Common

Shares then held by him, and such options will not terminate at the end of the Corporation’s standard post-service exercise period but instead may be exercised until their date of expiry, and the lapse of any repurchase right then applicable to Common Shares then held by Mr. Boch will accelerate by eighteen months. Mr. Boch may terminate his employment with the Corporation upon thirty days prior written notice.  Mr. Boch is subject to industry standard covenants in the Corporation’s favour, including non-competition and non-solicitation covenants for a period of six months from termination of employment.

Alan Solheim.  The Corporation may terminate Dr. Solheim’s employment by providing him with six months compensation (including any bonus entitlement) if he is terminated without cause, and no compensation if he is terminated with cause. Dr. Solheim may terminate his employment with the Corporation upon two weeks prior written notice. Dr. Solheim is subject to industry standard covenants in the Corporation’s favour, including non-competition and non-solicitation covenants for a period of six months from termination of employment.

Option Vesting on Change-in-Control

On a merger, amalgamation, consolidation, reorganization or other business combination in which the shareholders of the Corporation prior to such event own less than 50% of the outstanding voting shares of the surviving or continuing entity, or on the sale or other disposition of all of the assets of the Corporation, all options to purchase Common Shares held by each of the executive officers of the Corporation will vest and become immediately and fully exercisable, and any repurchase rights applicable to Common Shares held by the executive officers of the Corporation will immediately lapse and terminate.

Director Compensation

Information with respect to the compensation of the Corporation’s directors is set forth above under the heading “Compensation of Directors”.

SECURITIES AUTHORIZED FOR ISSUANCE

UNDER EQUITY COMPENSATION PLANS

The following table sets forth certain information with respect to the Stock Option Plan and the ESPP as at February 28, 2009:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	2,075,918	$3.37	898,804	(2)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
	2,075,918	$3.37	898,804

(1)          The only equity compensation plans currently approved by security holders as of the date of this Circular are the Stock Option Plan and the ESPP.

(2)          Comprised of 400,028 Common Shares that may issued under the Stock Option Plan and 498,776 Common Shares that may be issued under the ESPP.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Corporation and its Board are committed to exercising effective corporate governance in the conduct of the Corporation’s business and the Board’s affairs.  National Instrument 58-101 - Disclosure of Corporate Governance Practices (the “National Instrument”) promulgated by the applicable Canadian securities regulatory authorities requires reporting issuers to disclose their approach to corporate governance and relate their corporate governance practices to specific guidelines.  The National Instrument serves as the reference point for this Statement of Corporate Governance Practices.

Overview

The Board is responsible for managing the business and affairs of the Corporation.  It is the Board’s belief that good corporate governance improves corporate performance and benefits all shareholders.

Board of Directors

The Board is currently comprised of seven directors.  Directors of the Corporation are elected annually by the shareholders.  The composition of the Board provides a mix of skills and experience to guide the strategy and operations of the Corporation.

The Board has concluded that four of the seven current directors (namely, Gerry Spencer, Ake Persson, Carl Eibl and Claude Haw), together constituting a majority of the Board, and the proposed nominee director (namely, Jean-Paul Cossart), are or would be “independent” within the meaning of the National Instrument.  The definition of “independence” in the National Instrument focuses on whether a director, directly or indirectly, has a material relationship with an issuer that could reasonably be expected to interfere with the exercise of that director’s independent judgment, provided that employees and certain other categories of individuals are considered to have material relationships with an issuer.  Specifically, the Board has concluded that:  Gerry Spencer, Ake Persson, Carl Eibl, Claude Haw and Jean-Paul Cossart are or would be  “independent” within the meaning of the National Instrument; Peter Allen and Russell Frederick are not “independent” as a result of their positions as executive officers of the Corporation; and Terry Matthews is not independent by reason of the interests disclosed below under the heading “Interests of Informed Persons in Material Transactions”.  The Board believes that the extensive knowledge of the Corporation’s business and industry brought to the Corporation by Messrs.  Allen, Frederick and Matthews is beneficial to the other directors and contributes to the effectiveness of the Board.

The Corporation’s Nominating and Governance Committee has the responsibility for determining, on an annual basis, whether Board members are “independent” within the meaning of the National Instrument.

The following is a list of those directors (or proposed nominee directors) of the Corporation who are also directors of other reporting issuers:

Director	Reporting Issuer	Exchange/Market

Gerry Spencer	AT Communications Group plc	AIM

Terence Matthews	March Networks Corporation Bridgewater Systems Corporation CounterPath Corporation Mitel Networks Corporation	TSX TSX TSX-V/OTC BB n/a

Jean-Paul Cossart	Mitel Networks Corporation	n/a

At each Board meeting, the “independent” directors have the ability to hold in camera sessions without the presence of the non-independent directors and other members of the Corporation’s management, a process intended to facilitate open and candid discussion among the “independent” directors.  Although not regularly scheduled, the Board exercises its ability to hold such in camera sessions whenever any “independent” director(s) deems it necessary.  Since

February 29, 2008, no such in camera sessions were deemed to be necessary by the Board and none were held.

Gerry Spencer, an “independent” director, serves as the Board’s Chair.  In addition to chairing all Board meetings, the Chair’s role is to facilitate and chair discussions among the Corporation’s “independent” directors, facilitate communication between the “independent” directors and the Corporation’s management, and, if and when necessary, act as a spokesperson on behalf of the Board in dealing with the press and members of the public.  The Chair’s responsibilities and duties are described in detail in a position description developed by the Board in co-operation with the current Chair.  The existence of the position of Chair is not intended in any way to inhibit discussions among the directors or between any of them and the Corporation’s management.  The Chair, the Nominating and Governance Committee, the Audit Committee and the Board at large are responsible for ensuring that the Board effectively discharges its mandate.

During the year ended February 28, 2009, the Board held nine (9) meetings.  Each meeting was attended by all directors with the following exceptions: (i) Terence Matthews was absent from three (3) meetings; and (ii) Claude Haw was absent from one (1) meeting.

Mandate of the Board

On February 23, 2007, the Board adopted a written mandate of directors’ duties and responsibilities.  A copy of the Corporation’s Mandate for the Board of Directors is attached to this Circular as Schedule “A” and is also available on the Corporation’s website at www.dragonwaveinc.com.

Board Committees

The Board of Directors has established the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Disclosure Committee to assist the Board in efficiently carrying out its responsibilities. The Board does not currently have an executive committee.

Audit Committee

The mandate, role, responsibilities and procedures of the Audit Committee are set forth in the Corporation’s Audit Committee Charter.  The Audit Committee is responsible for, among other things, reviewing the Corporation’s financial reporting procedures, internal controls and the performance of the Corporation’s external auditors.  The Audit Committee is also responsible for reviewing quarterly financial statements, the annual financial statements and related press releases prior to their approval by the full Board and certain other documents required by regulatory authorities.  The Audit Committee Charter addresses in detail the relationship between the Audit Committee, the Corporation’s external auditors and management of the Corporation, and contemplates direct communication channels between the Audit Committee and the external auditors.  The Audit Committee is empowered to retain persons having special competence as necessary to assist it in fulfilling its responsibilities.

The Audit Committee is currently comprised of three “independent” directors: Claude Haw (Committee Chair), Gerry Spencer and Ake Persson.  All members of the Audit Committee have accounting or related financial expertise.  This Committee held five (5) meetings during the year ended February 28, 2009, and each meeting was attended by all members. Following the Meeting, and assuming all of management’s nominees are elected to the Board by the shareholders of the Corporation, Ake Persson will be replaced on the Audit Committee by independent nominee Jean-Paul Cossart.

Additional information relating to the Audit Committee as required pursuant to National Instrument 52-110 - Audit Committees, promulgated by the applicable Canadian securities regulatory authorities, may be found in the Corporation’s Annual Information Form for the year ended February 28, 2009 (the “AIF”) (see “Article 15 - Audit Committee” in the AIF and Schedule 15.1  to the AIF which sets forth a copy of the Audit Committee Charter).  A copy of the AIF may be found on SEDAR at www.sedar.com and otherwise may be obtained free of charge upon request from Investor Relations at the Corporation’s head office located at 411 Legget Drive, Suite 600, Ottawa, Ontario, K2K 3C9, Canada. A copy of the Corporation’s Audit Committee Charter is also available on the Corporation’s website at www.dragonwaveinc.com.

Compensation Committee

The Compensation Committee makes recommendations to the Board on executive compensation, including the compensation of the President and Chief Executive Officer.  The responsibilities of the Compensation Committee also include oversight of the Corporation’s equity compensation plans and management succession strategy.  At least a majority of the Compensation Committee members must be “independent” within the meaning of the National Instrument.

The Compensation Committee is currently composed of three “independent” directors:  Carl Eibl (Committee Chair), Ake Persson and Claude Haw.  This Committee held two (2) meetings during the year ended February 28, 2009, and each meeting was attended by all members. Following the Meeting, and assuming all of management’s nominees are elected to the Board by the shareholders of the Corporation, Ake Persson will be replaced on the Compensation Committee by independent nominee Jean-Paul Cossart.

Nominating and Governance Committee

Pursuant to the Nominating and Governance Committee Charter, the mandate of the Nominating and Governance Committee is to assist the directors of the Corporation in carrying out the Board’s oversight responsibility for ensuring that the strategic direction of the Corporation is reviewed annually and that the Board and each of its committees carry out their respective functions in accordance with an appropriate process.  The Nominating and Governance Committee is also responsible for assessing the effectiveness of the Board as a whole, each committee of the Board, and the contribution of each individual director.  The Nominating and Governance Committee is responsible for governance issues and for identifying, recruiting, nominating, endorsing, recommending the appointment of, and orienting, new directors, as well as the ongoing training and education of existing directors.  The Nominating and Governance Committee also reviews the Corporation’s Insider Trading Policy, Disclosure Policy and Code of Business Conduct and Ethics and is responsible for recommending changes and any action required to deal with any breach of any such policy or code.  At least a majority of the Nominating and Governance Committee members must be “independent” within the meaning of the National Instrument.

The Nominating and Governance Committee is currently composed of three “independent” directors: Gerry Spencer (Committee Chair), Carl Eibl and Claude Haw.  This Committee held two (2) meetings and one (1) strategy meeting as part of a Board meeting during the year ended February 28, 2009, and each meeting was attended by all members.

The full Board will continue to be directly involved in corporate governance matters upon the recommendation of the Nominating and Governance Committee and where otherwise appropriate.

A copy of the Corporation’s Nominating and Governance Committee Charter is available on the Corporation’s website at www.dragonwaveinc.com and otherwise may be obtained free of charge upon request from Investor Relations at the Corporation’s head office located at 411 Legget Drive, Suite 600, Ottawa, Ontario, K2K 3C9.

Disclosure Committee

The Corporation has adopted a written Disclosure Policy and has formed a Disclosure Committee consisting of members of senior management (namely, Peter Allen and Russell Frederick) in order to oversee the Corporation’s disclosure practices and generally regulate the manner in which the Corporation and its directors, officers, employees and other representatives interact with shareholders and other stakeholders, analysts and the public.  The Corporation’s Disclosure Policy has been established in accordance with relevant disclosure requirements set out in applicable Canadian and United Kingdom securities laws.  The Disclosure Committee was formed on February 23, 2007 and meets periodically on an as-needed basis throughout the year.

A copy of the Corporation’s Disclosure Committee Charter and Disclosure Policy is available on the Corporation’s website at www.dragonwaveinc.com and otherwise may be obtained free of charge upon request from Investor Relations at the Corporation’s head office located at 411 Legget Drive, Suite 600, Ottawa, Ontario, K2K 3C9.

Position Descriptions

The Board has adopted written position descriptions for the Chair of the Board and the chairs of each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.  The Board and the Chief Executive Officer have jointly developed and adopted a written position description for the Chief Executive Officer.

Orientation and Continuing Education

Pursuant to the Corporation’s Nominating and Governance Committee Charter, the Nominating and Governance Committee monitors and recommends training and development programs for the Board and individual directors.  The Corporation encourages its directors to pursue continuing education relating to their positions as members of the Board.  From time to time, management arranges for the Corporation’s external advisors to provide materials to, or meet with, the Board in order to address continuing education topics such as governance and continuous disclosure obligations.  The meetings in which new directors participate (including the annual review sessions of strategic plans and budgets), as well as informal discussions with other directors and the Corporation’s senior management, also permit new directors to rapidly familiarize themselves with the Corporation’s operations and history.

Ethical Business Conduct

The Corporation is committed to a culture of honesty, integrity and accountability and strives to operate its business in accordance with the highest ethical standards and applicable laws, rules and regulations.  In furtherance of the foregoing, the Corporation has adopted a written Code of Business Conduct and Ethics (the “Code”) which governs the behaviour of its directors, officers and employees.  The Code also provides that all directors, officers and employees must avoid any situation that constitutes a conflict of interest or the appearance of a conflict of interest with the Corporation.

As required by the Act, directors formally disclose to the Board any material transactions or arrangements in which the director has an interest, and interested directors refrain from voting on such transaction or agreement.

The full Board is responsible for monitoring compliance with the Code, for regularly assessing its adequacy, for interpreting the Code in any particular situation and for approving any changes to the Code from time to time.  The Code provides that all directors, officers and employees of the Corporation are required to immediately report any violation of the Code or any applicable law, rule or regulation to the Audit Committee in accordance with the Corporation’s Whistleblower Policy.  A copy of the Code is available on SEDAR at www.sedar.com, or the Corporation’s web-site at www.dragonwaveinc.com, and otherwise may be obtained free of charge upon request from Investor Relations at the Corporation’s head office located at 411 Legget Drive, Suite 600, Ottawa, Ontario, K2K 3C9.

The Corporation has also adopted an Insider Trading Policy which governs the conduct of directors, officers, employees and other insiders of the Corporation with respect to the trading of the Corporation’s securities, particularly in the context of material information concerning the Corporation and its affairs.  Among other matters, the Insider Trading Policy sets out prohibited trading activities, establishes guidelines for identifying insiders of the Corporation and describes reporting requirements applicable to insiders.

Nomination of Directors

The Corporation’s nominating committee is subsumed in the Nominating and Governance Committee which is composed entirely of “independent” directors.  The Nominating and Governance Committee has the responsibility of annually recommending to the Board whether a director should be nominated for re-election based upon the Nominating and Governance Committee’s consideration of his or her performance in office and any other factors deemed relevant.  The Nominating and Governance Committee may also identify new individuals and recommend such individuals as nominees to the Board, whether to fill vacancies on the Board, its committees or otherwise.  The Chairman of the Board, the Chief Executive Officer and other individual directors may also identify potential candidates as directors and the Nominating and Governance Committee or the full Board, as the case may be, may review such candidates and make appropriate recommendations.

The Nominating and Governance Committee also monitors the size and composition of the Board and its committees to ensure effective decision-making and reports to the full Board on any resulting recommendations.

In preparation for the Corporation’s recent initial public offering, the full Board participated in the identification and selection of each Board candidate.  The full Board also participated in the selection of the members of its committees.  In identifying candidates for election to the Board, emphasis is placed on individuals possessing expertise that is strategic to the fulfillment of the Mandate for the Board.

Compensation

The Board, acting on the recommendations of the Compensation Committee which is composed entirely of “independent” directors, reviews the adequacy of management’s and the directors’ compensation, as determined based on reviews of the competitive marketplace, to ensure that they are respectively current and reflective of the roles of each director.  Additional disclosure relating to compensation matters is found above under the headings “Information on Executive Compensation” and “Board Committees - Compensation Committee”.

Assessment

In general, since the directors work closely as a group throughout the year, the Chair and the full Board are able to continuously assess whether each director is contributing towards the fulfilment of the Mandate for the Board and otherwise performing his duties at the highest level.

INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Kanata Research Park Corporation

The principal office of the Corporation at 411 Legget Drive, Ottawa, Ontario is leased by the Corporation from Kanata Research Park Corporation (“KRPC”) pursuant to a lease dated February 14, 2000, as most recently amended on October 25, 2006. The term of this lease expires on November 30, 2011. The Corporation currently leases approximately 25,926 square feet of rentable space. Aggregate lease payments (base rent and all other rent and charges) are approximately $595,000 per annum. The Corporation also leases a warehouse facility at 362 Terry Fox Drive, Ottawa, Ontario, from KRPC pursuant to a lease dated August 30, 2006, as most recently amended on October 23, 2008. The term of this lease expires on October 31, 2009. These premises consist of approximately 6,737 square feet of rentable space. Aggregate annual lease payments (base rent and all other rent and charges) are approximately $138,600. Additional warehouse space (2,700 square feet)  located at 349 Terry Fox Drive, has been leased from KRPC on a six-month lease effective February 1, 2008 and month-to-month thereafter.  Total rent payments for the year are estimated at $21,400.  Management believes that the terms of its leases reflect fair market terms and payment provisions at the times that the leases were negotiated. KRPC is a corporation wholly-owned by Terry Matthews, a director of the Corporation.

BreconRidge Corporation

On November 4, 2005, the Corporation entered into a supply agreement with BreconRidge Corporation (“BreconRidge”) (the “Supply Agreement”). Pursuant to the Supply Agreement, BreconRidge has agreed to provide the Corporation with production and pre-production products and related services that may included prototype development and manufacturing, and pre-production and production product manufacturing for materials by way of purchase orders and forecasts from the Corporation. In fiscal 2009, the Corporation purchased manufacturing and other services in the approximate amount of $14.1 million from BreconRidge. The Corporation negotiated the terms of the Supply Agreement on an arm’s-length basis and Management believes that the terms reflect market terms and payment provisions. The Corporation has no minimum purchase commitments pursuant to the Supply Agreement. Upon request from the Corporation, Breconridge provides the Corporation with price quotations for pre-production and production products and services. If such quotation is acceptable to the Corporation, the Corporation then issues purchase orders to Breconridge based on the pricing set forth in the quotation. The Supply Agreement provides that, so long as DragonWave has established approved credit terms with Breconridge, purchase orders submitted by DragonWave are paid within 30 days from the date of invoice. The term of the Supply Agreement is continuous until termination. Either the Corporation or BreconRidge may terminate the Supply Agreement on 30 days notice. Terry Matthews, a director of the Corporation, is an investor in BreconRidge.

APPOINTMENT OF AUDITOR

It is intended to vote the Common Shares represented by the proxies solicited in respect of the Meeting, on any ballot that may be called for, unless authority to do so is withheld, in favour of the appointment of the firm of Ernst & Young LLP, as the auditor of the Corporation.  Ernst & Young LLP has been the auditor of the Corporation since 2000.  In order to be effective, the resolution appointing the auditor must be approved by a majority of the votes cast at the Meeting.

SHAREHOLDER RIGHTS PLAN AGREEMENT

Introduction

On January 29, 2009, the Board approved a Shareholder Rights Plan Agreement (the “Rights Plan”).  The objective of the Rights Plan is to enable the Board to better control the timing and process of unsolicited take-over bids.  The Rights Plan was not adopted in response to or in anticipation of any pending or threatened take-over bid.  It is not intended to and will not prevent a take-over of the Corporation.

Specifically, the Rights Plan is designed to encourage an offeror either to make a Permitted Bid (as defined therein), without approval of the Board, or to negotiate the terms of the offer with the Board.  Failure to pursue either course of action creates the potential for substantial dilution of the offeror’s position.

The underlying purpose of the Rights Plan is to address the following concerns, which are widely believed to be inherent in the provisions of current legislation governing take-over bids in Canada.

Time

Currently, the minimum period for a take-over bid is 35 days.  The Board is of the view that 35 days constitutes an insufficient amount of time to permit the directors and shareholders to assess an offer, or to allow the directors to negotiate with the offeror, solicit competing offers and otherwise try to maximize shareholder value.  The Rights Plan provides that a Permitted Bid must be open for at least 60 days and must remain open for a further period of not less than 10 business days after the offeror publicly announces that more than 50% of the outstanding Common Shares held by Independent Shareholders (as defined therein) have been deposited or tendered and not withdrawn.  The term “Independent Shareholders” generally includes all holders of Common Shares other than the offeror and its associates or affiliates and persons acting “jointly or in concert” with such persons within the meaning of the Rights Plan.

Pressure to Tender

A shareholder may feel compelled to tender to a take-over bid which the shareholder considers to be inadequate because, in failing to tender, the shareholder may be left with illiquid or minority discounted shares.  This is particularly so in the case of a partial bid where the offeror wishes to obtain a control position but does not wish to acquire all of the Common Shares.  The Rights Plan contains a shareholder approval mechanism in the Permitted Bid definition, which is that no Common Shares may be taken up and paid for under the bid unless more than 50% of the outstanding Common Shares held by Independent Shareholders have been deposited or tendered and not withdrawn.  By requiring a Permitted Bid to remain open for acceptance for a further period of not less than 10 business days following a public announcement that more than 50% of the outstanding Common Shares have been deposited, a shareholder’s decision to accept a bid is separated from the decision to tender, lessening concern about undue pressure to tender to the

Unequal Treatment of Shareholders

bid. Under current securities legislation, an offeror may obtain control or effective control of the Corporation without paying full value, without obtaining shareholder approval and without treating all shareholders equally.  For example, an acquirer could acquire blocks of shares by private agreement from one or a small group of shareholders at a premium to market price, which premium is not shared by the other shareholders.  In addition, a person could slowly accumulate shares through stock exchange acquisitions which may result, over time, in an acquisition of control or effective control without paying a control premium or fair sharing of any control premium among shareholders.  Under the Rights Plan, if a take-over bid is to qualify as a Permitted Bid, all offers to acquire 25% or more of the Corporation’s Common Shares must be made to all holders of Common Shares.

Effect of the Rights Plan

It is not the intention of the Board to entrench itself or avoid a bid for control that is fair and in the best interest of shareholders.  For example, shareholders may tender to a bid which meets the Permitted Bid criteria without triggering the Rights Plan, regardless of the acceptability of the bid to the Board.

Generally, the board of directors of a company confronted with an unsolicited take-over bid will not be allowed to maintain a shareholder rights plan indefinitely to keep a bid from shareholders.  In the event of an unsolicited take-over bid, the Board believes that the effect of the Rights Plan will be to enhance shareholder value, ensure equal treatment of shareholders in the context of an acquisition of control, and lessen the pressure upon a shareholder to tender to a bid.

The Rights Plan does not reduce the duty of the Board to act honestly, in good faith and in the best interests of the Corporation and its shareholders, or to consider on that basis any take-over bid that is made, nor does the Rights Plan alter the proxy mechanism to change the Board, create dilution on the initial issue of the rights, or change the way in which the Corporation’s Common Shares trade.

A summary of the principal terms and conditions of the Rights Plan is set forth in Exhibit “A-1” attached hereto.  The complete text of the Rights Plan is available on www.sedar.com or upon request.  Shareholders wishing to receive a copy of the Rights Plan should submit their request to Investor Relations at the Corporation’s head office located at 411 Legget Drive, Suite 600, Ottawa, Ontario K2K 3C9.

If the resolution attached hereto as Exhibit “A” is approved at the Meeting, the Rights Plan will continue in effect.  Notwithstanding the foregoing, in order for the Rights Plan to remain in effect, it must be ratified at the Corporation’s 2012 annual meeting of shareholders (and every third anniversary shareholder meeting thereafter) by: (i) holders of a majority of the votes cast by Independent Shareholders present in person or represented by proxy at each such meeting, and

(ii) holders of a majority of the votes cast by all shareholders present in person or represented by proxy at each such meeting.  If the Rights Plan does not receive any such approval at the applicable time, the Rights Plan will automatically terminate unless any rights under the Rights Plan have then been triggered.

If the resolution is not approved, the Rights Plan will automatically terminate as of the date of the Meeting.

Form of Resolution and Vote Required

A copy of the full text of the resolution to sanction, ratify and confirm the enactment of the Rights Plan is annexed to this Circular as Exhibit “A”.  In order to be effective, the resolution must be approved by:

•                                          not less than a majority of the votes cast by Independent Shareholders (as such term is defined in the Rights Plan) present or represented by proxy at the Meeting; and

•                                          not less than a majority of the votes cast by shareholders present or represented by proxy at the Meeting; and

At the date of this Circular, management believes that all shareholders are Independent Shareholders.

Directors’ Recommendation

The Board believes that the Rights Plan will result in fair treatment to shareholders, is consistent with current best Canadian corporate practices and addresses institutional investor guidelines.  The Board therefore recommends that all shareholders vote FOR the resolution ratifying the Rights Plan attached hereto as Exhibit “A”.

AMENDMENT NO. 2009-1 TO STOCK OPTION PLAN
APPROVING EXCHANGE OF OPTIONS

The Corporation is seeking shareholder approval of an amendment to its existing Stock Option Plan to allow for a one-time stock option exchange program for the benefit of the Corporation’s officers.  The proposed amendment is in the form attached to this Circular as Schedule B-1 (“Amendment 2009-1”).  If Amendment No. 2009-1 is approved, the exchange program would allow officers (including officers who are also directors) to exchange existing stock options for new grants of options with a lower exercise price.  New options received on the proposed exchange would be exercisable for the same number of Common Shares and otherwise have the same terms and conditions as the exchanged options, except that the vesting schedule and expiry date of the new options would be extended for a period of one year.  Because Amendment No. 2009-1 affects options granted to insiders of the Corporation, shareholder approval of the amendment is required under the terms of the Corporation’s Stock Option Plan and the rules and policies of the Toronto Stock Exchange.

Overview and Reasons for the Exchange

The Corporation has made significant efforts over the past year to strengthen its business, diversify its market presence and develop the Corporation’s various product platforms.  Management believes that these measures will result in improved financial and operating performance in the future.  Notwithstanding these efforts, the Corporation’s stock price has experienced a significant decline over the past year for reasons that the Board believes to be outside the Corporation’s control, specifically, global economic conditions and dramatic declines in financial markets.  As a result, the Corporation’s officers hold a significant number of options with exercise prices that exceed the current market price of the Common Shares.  The following table illustrates the exercise prices of the Corporation’s options granted under the Stock Option Plan as at May 14, 2009:

Exercise Price (Range)	Weighted Average Exercise Price	Common Shares issuable on exercise of Options held by Insiders (Directors or Officers) (1)	Common Shares issuable on exercise of Options held by other Employees and Consultants	Total
$0.10-$1.00	$0.10	53,600	Nil	53,600
$1.01-$2.00	$1.37	260,000	192,000	452,000
$2.01-$3.00	$2.46	625,000	212,800	837,800
$3.01-$4.00	$3.59	42,837	61,100	103,937
$4.01-$5.00	$4.65	10,000	28,500	38,500
$5.01-$6.00	$5.43	50,386	204,982	255,368
$6.01-$7.00	$6.57	290,000	97,050	387,050
Total	$3.37	1,331,823	796,432	2,128,255

(1)          Includes options to purchase 10,000 Common Shares awarded in 2007 to Jean-Paul Cossart, one of management’s nominees to act as a director of the Corporation, in Mr. Cossart’s capacity as a consultant of the Corporation.

The Corporation’s stock price has traded as low as $0.96 over the last 52 weeks.  The Board believes that underwater options no longer serve as an effective incentive to motivate and retain the Corporation’s employees.

DragonWave’s management, like the Corporation’s workforce at large, brings a high degree of specialized skill and experience to the Corporation’s business.  The Corporation relies on these individuals to implement strategic initiatives, expand and develop the Corporation’s business, and anticipate and exceed customer expectations.  Notwithstanding current economic conditions, competition for individuals with the skills and abilities necessary to execute on the Corporation’s business and strategic plan continues to be intense.  The Board believes that the proposed option exchange program will increase shareholder value by helping the Corporation to retain and motivate experienced and productive members of management.

The proposed option exchange program will also allow the Corporation to recapture value from compensation costs that the Corporation is already incurring.  Under applicable accounting rules, in its 2009 fiscal year the Corporation had to recognize a total of approximately $624,000 in compensation expense related to the Stock Option Plan, even though at the Corporation’s 2009 fiscal year end approximately 78% of outstanding options had exercise prices that exceeded the trading price of the Common Shares, and accordingly such options provided little incentive value.  While compensation expense will increase as a result of the proposed option exchange, replacing underwater options with options issued at current trading prices means that compensation expense will reflect a meaningful incentive.

The Board believes that the proposed option exchange program is a superior alternative to increasing cash compensation.  In light of difficult economic conditions and the need to carefully manage the Corporation’s cash resources, the Corporation’s executive officers did not receive any cash bonus in the 2009 fiscal year.  The proposed option exchange program is intended to ensure that executive officers continue to have a meaningful overall incentive program while at the same time conserving the Corporation’s cash.  The Board also believes that the proposed option exchange program is preferable to simply issuing new options while leaving underwater options outstanding, which would leave an unacceptably small pool of options available for future grant under the Stock Option Plan.

For the reasons described above, an option exchange program for the Corporation’s non-executive employees is in the course of being implemented.  Under this program, non-executive employees and consultants will have the ability to exchange outstanding options for new options to purchase an equal number of Common Shares at an exercise price of $3.38, being the five-day volume weighted average price of the Common Shares as at the close of trading on May 14, 2009.  Under the terms of the Stock Option Plan and the rules and policies of the TSX, Amendment No. 2009-1 is necessary in order to enable the Corporation to extend this option exchange program to the Corporation’s officers.

Summary of Material Terms

The principal terms of the option exchange program contemplated by Amendment No. 2009-1 (the “Management Option Exchange Program”) are as follows:

•                  The Management Option Exchange Program will be open to all officers of the Corporation, including officers who are also directors. Officers will be permitted to exchange any outstanding options granted under the Stock Option Plan (the “Exchanged Options”) for new options (the “New Options”).  The Corporation’s non-executive directors will not participate in the Management Option Exchange Program.

•                  The exchange will occur on a 1:1 basis, such that the New Options will be exercisable for the same number of Common Shares as the Exchanged Options.  Any Exchanged Options that are replaced by New Options will be cancelled.

•                  The exercise price of the New Options (the “Exchange Price”) will be equal to the greater of the fair market value (based on the five-day volume weighted average trading price) of the Common Shares as at the close of trading on:

•                  May 14, 2009 (being $3.38 per share), and

•                  the date of the Meeting, or if on such date there is any material information (within the meaning of the rules and policies of the TSX) that has not been publicly disclosed, the date that is five trading days after disclosure of such material information.

Since participation in the Management Option Exchange Program is voluntary, the Corporation expects that only options with exercise prices greater than the Exchange Price will be exchanged for New Options.  Any options that are eligible for the Management Option Exchange Program that are not voluntarily exchanged by the holder shall continue in effect.

•                  Existing outstanding options generally vest over a four year period measured from the date of grant, which is the Corporation’s standard vesting schedule.  However, the New Options will vest over a period of five years measured from the original date of grant of the Exchanged Options that are forfeited on the exchange.  The Board felt that it was appropriate for officers who receive the benefit of the exchange to agree to an extended vesting schedule to signify their long-term commitment to the Corporation’s objectives.

•                  Existing outstanding options generally expire after five years of the date of grant, which is the Corporation’s standard option expiry schedule.  On account of the extended vesting schedule described above, the New Options will expire six years after the original date of grant of the Exchanged Options that are forfeited on the exchange.

•                  Provided that shareholder approval for Amendment No. 2009-1 is received at the Meeting, the option exchange for directors and officers under the Management Option Exchange Program will be effective after the date of determination of the Exchange Price.

The full text of proposed Amendment 2009-1 is set forth in Schedule B-1 to this Circular.  If Amendment 2009-1 is approved, the following options held by insiders will be eligible for exchange under the Management Option Exchange Program:

Name of Option Holder	Date of Grant	Expiry Date	Number of Shares Subject to Option	Exercise Price (per share)

Peter Allen	January 13, 2009	January 13, 2014	70,000	$1.34
President and Chief Executive Officer	October 5, 2007	October 5, 2012	80,000	$6.57
	June 22, 2006	June 22, 2010	235,000	$2.46

Russell Frederick	January 13, 2009	January 13, 2014	45,000	$1.34
Chief Financial Officer,	October 5, 2007	October 5, 2012	45,000	$6.57
Vice President and Secretary	June 22, 2006	June 22, 2010	70,000	$2.46

Erik Boch	January 13, 2009	January 13, 2014	45,000	$1.34
Vice President, R&D and	October 5, 2007	October 5, 2012	50,000	$6.57
Chief Technology Officer	June 22, 2006	June 22, 2010	100,000	$2.46

David Farrar	January 13, 2009	January 13, 2014	40,000	$1.34
Vice President, Operations	October 5, 2007	October 5, 2012	45,000	$6.57
	June 22, 2006	June 22, 2010	80,000	$2.46

Brian McCormack	January 13, 2009	January 13, 2014	15,000	$1.34
Vice President, Sales	October 5, 2007	October 5, 2012	20,000	$6.57
	June 22, 2006	June 22, 2010	60,000	$2.46

Alan Solheim	January 13, 2009	January 13, 2014	45,000	$1.34
Vice President, Product Line Management	October 5, 2007	October 5, 2012	50,000	$6.57
	June 22, 2006	June 22, 2010	80,000	$2.46

Again, because the Management Option Exchange Program is voluntary, the Corporation expects that only options with an exercise price greater than the Exchange Price will be exchanged under the program.

Form of Resolution and Vote Required

A copy of the full text of the resolution to approve Amendment No. 2009-1 to the Corporation’s Stock Option Plan is annexed to this Circular as Exhibit “B”.  In order to be effective, the resolution must be approved by not less than a majority of the votes cast by shareholders present or represented by proxy at the Meeting, excluding the votes of securities held directly or indirectly by insiders who may benefit from the Management Option Exchange Program.

Directors’ Recommendation

The Board believes that Amendment No. 2009-1 to the Corporation’s Stock Option Plan and the Management Option Exchange Program will result in a more effective incentive to retain and motivate the Corporation’s officers and as such is consistent with the enhancement of shareholder value.  The Board therefore recommends that all shareholders vote FOR the resolution approving Amendment No. 2009-1 to the Corporation’s Stock Option Plan annexed hereto as Exhibit “B”.

AMENDMENT NO. 2009-2 TO STOCK OPTION PLAN

APPROVING EXTENSION OF OPTION EXPIRY DATES

The Corporation is seeking shareholder approval for an amendment to its existing Stock Option Plan to allow for the extension of expiry dates for certain options held by insiders of the Corporation (“Amendment No. 2009-2”).  If Amendment No. 2009-2 is approved, the expiry dates of options to purchase an aggregate of 625,000 Common Shares held by officers of the Corporation will be extended by one year.  The affected options are detailed in the table below:

Name of Officer	Date of Grant	Number of Shares Subject to Option	Exercise Price (per share)	Expiry Date (1)
Peter Allen	June 22, 2006	235,000	$2.46	June 22, 2010
Russell Frederick	June 22, 2006	70,000	$2.46	June 22, 2010
Erik Boch	June 22, 2006	100,000	$2.46	June 22, 2010
David Farrar	June 22, 2006	80,000	$2.46	June 22, 2010
Brian McCormack	June 22, 2006	60,000	$2.46	June 22, 2010
Alan Solheim	June 22, 2006	80,000	$2.46	June 22, 2010

(1)           The original expiry date is listed in this column.  If Amendment No. 2009-2 is approved, the Corporation will be authorized to extend the expiry dates in this column by a period of up to one (1) year.

Background of and Reasons for the Proposed Amendment

The options listed above expire four years after the date of grant, which is not consistent with the Corporation’s standard five-year expiry schedule.  In order to standardize option compensation across the Corporation’s workforce, on May 7, 2009 the Board approved a one-year extension of the expiry date for options to purchase an aggregate of 205,600 Common Shares held by non-executive employees that were originally granted with four year expiry dates.  Under the terms of the Stock Option Plan and the rules and policies of the TSX, a similar one-year extension that benefits any insider of the Corporation requires shareholder approval.  The Board believes that it is appropriate to extend the expiry date of options held by executive officers that now expire after four years, in order to bring these options into alignment with the Corporation’s usual approach for option expiry.

Form of Resolution and Vote Required

A copy of the full text of the resolution to approve Amendment No. 2009-2 to the Corporation’s Stock Option Plan is annexed to this Circular as Exhibit “C”.  In order to be effective, the resolution must be approved by not less than a majority of the votes cast by shareholders present or represented by proxy at the Meeting, excluding the votes of securities held directly or indirectly by insiders benefiting from the extension of the expiry date under Amendment No. 2009-2.

Directors’ Recommendation

The Board believes that Amendment No. 2009-2 to the Corporation’s Stock Option Plan is important to reflect fair and consistent treatment of the various participants in the Corporation’s Stock Option Plan.  The Board therefore recommends that all shareholders vote FOR the resolution approving Amendment No. 2009-1 to the Corporation’s Stock Option Plan annexed hereto as Exhibit “B”.

SHAREHOLDER PROPOSALS

Shareholder proposals must be submitted no later than February 18, 2010  to be considered for inclusion in next year’s Management Proxy Circular for the purposes of the Corporation’s next annual meeting of shareholders.

ADDITIONAL INFORMATION

Financial information regarding the Corporation may be found in the Corporation’s comparative financial statements and management’s discussion and analysis for the year ended February 28, 2009. Additional information regarding the Corporation may be found in the Corporation’s Annual Information Form for the year ended February 28, 2009.  Copies of the AIF, this Circular (together with collateral material for the Meeting) and the Corporation’s financial statements and management’s discussion and analysis for the year ended February 28, 2009, may be found on SEDAR at www.sedar.com and otherwise may be obtained free of charge upon request from Investor Relations at the Corporation’s head office located at 411 Legget Drive, Suite 600, Ottawa, Ontario K2K 3C9.

Additional information relating to the Corporation may also be found on SEDAR at www.sedar.com and at the Corporation’s website at www.dragonwaveinc.com.

APPROVAL OF BOARD OF DIRECTORS

The contents of this Circular and the sending thereof to each holder of Shares entitled to receive notice of and vote at the Meeting, to each director of the Corporation, to the auditor of the Corporation and to the appropriate governmental agencies have been approved by the directors of the Corporation.

DATED at Ottawa, Ontario, this 14th day of May, 2009.

[signed]

Russell Frederick

Chief Financial Officer and Secretary

SCHEDULE “A”

MANDATE FOR THE DIRECTORS OF
DRAGONWAVE INC.

1.                                       Purpose

The primary function of the directors (individually a “Director” and collectively the “Board”) of DragonWave Inc. (the “Corporation”) is to supervise the management of the business and affairs of the Corporation.  Management is responsible for the day-to-day conduct of the business of the Corporation.  The fundamental objectives of the Board are to enhance and preserve long-term shareholder value and to ensure that the Corporation conducts business in an ethical and safe manner.  In performing its functions, the Board should consider the legitimate interests that stakeholders, such as employees, customers and communities, may have in the Corporation.  In carrying out its stewardship responsibility, the Board, through the Chief Executive Officer (the “CEO”), should set the standards of conduct for the Corporation.

2.                                       Procedure and Organization

The Board operates by delegating certain responsibilities and duties set out below to management or committees of the Board and by reserving certain responsibilities and duties for the Board.  The Board retains the responsibility for managing its affairs, including selecting its chairman and constituting committees of the Board.  The chairman of the Board shall be independent within the meaning of required by applicable laws, rules and regulations, and stock exchange requirements (“Applicable Laws”).  In this Mandate, the term “independent” includes the meanings given to similar terms by Applicable Laws, including the terms “non-executive”, “outside” and “unrelated” to the extent such terms are applicable under Applicable Laws. The Board shall assess, on an annual basis, the adequacy of this Mandate.

3.                                       Responsibilities and Duties

The principal responsibilities and duties of the Board fall into a number of categories which are summarized below.

(a)                                  Legal Requirements

(i)                                     The Board has the overall responsibility to ensure that applicable legal requirements are complied with and documents and records have been properly prepared, approved and maintained.

(ii)                                  The Board has the statutory responsibility to, among other things:

A.                                   manage, or supervise the management of, the business and affairs of the Corporation;

B.                                     act honestly and in good faith with a view to the best interests of the Corporation;

C.                                     declare conflicts of interest, real or perceived;

D.                                    exercise the care, diligence and skill that reasonably prudent people would exercise in comparable circumstances;  and

E.                                      act in accordance with the obligations contained in the Canada Business Corporations Act (the “CBCA”), the regulations thereunder, the articles and by-laws of the Corporation, applicable securities laws and policies, applicable stock exchange rules, and other applicable legislation and regulations.

(iii)                               The Board has the statutory responsibility for considering the following matters as a Board which in law may not be delegated to management or to a committee of the Board:

A.                                   any submission to the shareholders of any question or matter requiring the approval of the shareholders;

B.                                     the filling of a vacancy among the directors or in the office of auditor and the appointment or removal of any of the chief executive officer, the chairman of the Board or the president of the Corporation;

C.                                     the issue of securities except as authorized by the Board;

D.                                    the declaration of dividends;

E.                                      the purchase, redemption or any other form of acquisition of shares issued by the Corporation;

F.                                      the payment of a commission to any person in consideration of the person purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares except as authorized by the Board;

G.                                     the approval of a management proxy circular;

H.                                    the approval of a take-over bid circular, directors’ circular or issuer bid circular;

I.                                         the approval of an amalgamation of the Corporation;

J.                                        the approval of an amendment to the articles of the Corporation;

K.                                    the approval of annual financial statements of the Corporation; and

L.                                      the adoption, amendment or repeal of any by-law of the Corporation.

In addition to those matters which at law cannot be delegated, the Board must consider and approve all major decisions affecting the Corporation, including all material acquisitions and

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dispositions, material capital expenditures, material debt financings, issue of shares and granting of options.

(b)                                 Strategy Development

The Board has the responsibility to ensure that there are long-term goals and a strategic planning process in place for the Corporation and to participate with management directly or through committees in developing and approving the strategy by which the Corporation proposes to achieve these goals (taking into account, among other things, the opportunities and risks of the business of the Corporation).

(c)                                  Risk Management

The Board has the responsibility to safeguard the assets and business of the Corporation, identify and understand the principal risks of the business of the Corporation and to ensure that there are appropriate systems in place which effectively monitor and manage those risks with a view to the long-term viability of the Corporation.

(d)                                 Appointment, Training and Monitoring Senior Management

The Board has the responsibility to:

(i)                                     appoint the CEO, and together with the CEO, to develop a position description for the CEO;

(ii)                                  with the advice of the compensation committee of the Board (the “Compensation Committee”), develop corporate goals and objectives that the CEO is responsible for meeting and to monitor and assess the performance of the CEO in light of those corporate goals and objectives and to determine the compensation of the CEO;

(iii)                               provide advice and counsel to the CEO in the execution of the duties of the CEO;

(iv)                              develop, to the extent considered appropriate, position descriptions for the chairman of the Board and the chairman of each committee of the Board;

(v)                                 approve the appointment of all corporate officers;

(vi)                              consider, and if considered appropriate, approve, upon the recommendation of the Compensation Committee and the CEO, the remuneration of all corporate officers;

(vii)                           consider, and if considered appropriate, approve, upon the recommendation of the Compensation Committee, incentive-compensation plans and equity-based plans of the Corporation; and

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(viii)                        ensure that adequate provision has been made to train and develop management and members of the Board and for the orderly succession of management, including the CEO.

(e)                                  Ensuring Integrity of Management

The Board has the responsibility, to the extent considered appropriate, to satisfy itself as to the integrity of the CEO and other officers of the Corporation and to ensure that the CEO and such other officers are creating a culture of integrity throughout the Corporation.

(f)                                    Policies, Procedures and Compliance

The Board is responsible for the oversight and review of the following matters and may rely on management of the Corporation to the extent appropriate in connection with addressing such matters:

(a)                                  ensuring that the Corporation operates at all times within applicable laws and regulations and to appropriate ethical and moral standards;

(b)                                 approving and monitoring compliance with significant policies and procedures by which the business of the Corporation is conducted;

(c)                                  ensuring that the Corporation sets appropriate environmental standards for its operations and operates in material compliance with environmental laws and legislation;

(d)                                 ensuring that the Corporation has a high regard for the health and safety of its employees in the workplace and has in place appropriate programs and policies relating thereto;

(e)                                  developing the approach of the Corporation to corporate governance, including to the extent appropriate developing a set of governance principles and guidelines that are specifically applicable to the Corporation; and

(f)                                    examining the corporate governance practices within the Corporation and altering such practices when circumstances warrant.

(g)                                 Reporting and Communication

The Board is responsible for the oversight and review of the following matters and may rely on management of the Corporation to the extent appropriate in connection with addressing such matters:

(i)                                     ensuring that the Corporation has in place policies and programs to enable the Corporation to communicate effectively with management, shareholders, other stakeholders and the public generally;

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(ii)                                  ensuring that the financial results of the Corporation are adequately reported to shareholders, other security holders and regulators on a timely and regular basis;

(iii)                               ensuring that the financial results are reported fairly and in accordance with applicable generally accepted accounting standards;

(iv)                              ensuring the timely and accurate reporting of any developments that could have a significant and material impact on the value of the Corporation; and

(v)                                 reporting annually to the shareholders of the Corporation on the affairs of the Corporation for the preceding year.

(h)                                 Monitoring and Acting

The Board is responsible for the oversight and review of the following matters and may rely on management of the Corporation to the extent appropriate in connection with addressing such matters:

(i)                                     monitoring the Corporation’s progress in achieving its goals and objectives and revise and, through management, altering the direction of the Corporation in response to changing circumstances;

(ii)                                  considering taking action when performance falls short of the goals and objectives of the Corporation or when other special circumstances warrant;

(iii)                               reviewing and approving material transactions involving the Corporation;

(iv)                              ensuring that the Corporation has implemented adequate internal control and management information systems;

(v)                                 assessing the individual performance of each Director and the collective performance of the Board; and

(vi)                              overseeing the size and composition of the Board as a whole to facilitate more effective decision-making by the Corporation.

4.                                       Board’s Expectations of Management

The Board expects each member of management to perform such duties, as may be reasonably assigned by the Board from time to time, faithfully, diligently, to the best of his or her ability and in the best interests of the Corporation.  Each member of management is expected to devote substantially all of his or her business time and efforts to the performance of such duties.  Management is expected to act in compliance with and to ensure that the Corporation is in compliance with all laws, rules and regulations applicable to the Corporation.

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5.                                       Responsibilities and Expectations of Directors

The responsibilities and expectations of each Director are as follows:

(a)                                  Commitment and Attendance

All Directors should make every effort to attend all meetings of the Board and meetings of committees of which they are members. Members may attend by telephone.

(b)                                 Participation in Meetings

Each Director should be sufficiently familiar with the business of the Corporation, including its financial position and capital structure and the risks and competition it faces, to actively and effectively participate in the deliberations of the Board and of each committee on which he or she is a member.  Upon request, management should make appropriate personnel available to answer any questions a Director may have about any aspect of the business of the Corporation.  Directors should also review the materials provided by management and the Corporation’s advisors in advance of meetings of the Board and committees and should arrive prepared to discuss the matters presented.

(c)                                  Code of Business Conduct and Ethics

The Corporation has adopted a Code of Business Conduct and Ethics to deal with the business conduct of Directors and officers of the Corporation.  Directors should be familiar with the provisions of the Code of Business Conduct and Ethics.

(d)                                 Other Directorships

The Corporation values the experience Directors bring from other boards on which they serve, but recognizes that those boards may also present demands on a Director’s time and availability, and may also present conflicts issues. Directors should consider advising the chairman of the Nominating and Governance Committee before accepting any new membership on other boards of directors or any other affiliation with other businesses or governmental bodies which involve a significant commitment by the Director.

(e)                                  Contact with Management

All Directors may contact the CEO at any time to discuss any aspect of the business of the Corporation. Directors also have complete access to other members of management.  The Board expects that there will be frequent opportunities for Directors to meet with the CEO and other members of management in Board and committee meetings and in other formal or informal settings.

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(f)                                    Confidentiality

The proceedings and deliberations of the Board and its committees are, and shall remain, confidential.  Each Director should maintain the confidentiality of information received in connection with his or her services as a director of the Corporation.

(g)                                 Evaluating Board Performance

The Board, in conjunction with the Nominating and Governance Committee, and each of the committees of the Board should conduct a self-evaluation at least annually to assess their effectiveness.  In addition, the Nominating and Governance Committee should periodically consider the mix of skills and experience that Directors bring to the Board and assess, on an ongoing basis, whether the Board has the necessary composition to perform its oversight function effectively.

6.                                       Qualifications and Directors’ Orientation

Directors should have the highest personal and professional ethics and values and be committed to advancing the interests of the Corporation.  They should possess skills and competencies in areas that are relevant to the business of the Corporation.  The CEO is responsible for the provision of an orientation and education program for new Directors.

7.                                       Meetings

The Board should meet on at least a quarterly basis and should hold additional meetings as required or appropriate to consider other matters.  In addition, the Board should meet as it considers appropriate to consider strategic planning for the Corporation.  Financial and other appropriate information should be made available to the Directors in advance of Board meetings.  Attendance at each meeting of the Board should be recorded.

Management may be asked to participate in any meeting of the Board.  The Board should meet separately from management as considered appropriate to ensure that the Board functions independently of management.  The Directors independent of management should meet with no members of management of the Corporation present as considered appropriate.

8.                                       Committees

The Board has established an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Disclosure Committee to assist the Board in discharging its responsibilities.  Special committees of the Board may be established from time to time to assist the Board in connection with specific matters.  The chairman of each committee should report to the Board following meetings of the committee.  The charter of each standing committee should be reviewed annually by the Board.

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9.                                       Evaluation

Each Director will be subject to an annual evaluation of his or her individual performance. The collective performance of the Board and of each committee of the Board will also be subject to annual review.  Directors should be encouraged to exercise their duties and responsibilities in a manner that is consistent with this mandate and with the best interests of the Corporation and its shareholders generally.

10.                                 Resources

The Board has the authority to retain independent legal, accounting and other consultants.  The Board may request any officer or employee of the Corporation or outside counsel or the external/internal auditors to attend a meeting of the Board or to meet with any member of, or consultant to, the Board.

Directors are permitted to engage an outside legal or other adviser at the expense of the Corporation where for example he or she is placed in a conflict position through activities of the Corporation, but any such engagement shall be subject to the prior approval of the Nominating and Governance Committee.

Approved by the Directors on February 23, 2007.

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Exhibit “A”

RESOLUTION OF THE SHAREHOLDERS

SHAREHOLDER RIGHTS PLAN AGREEMENT

BE IT RESOLVED THAT:

1.                                       the Shareholder Rights Plan Agreement effective as of January 29, 2009 between the Corporation and Computershare Investor Services Inc., as rights agent (the “Rights Plan”), is hereby sanctioned, ratified and confirmed; and

2.                                       any one director or any one officer of the Corporation is hereby authorized and directed to execute, whether under the corporate seal of the Corporation or otherwise, and to deliver all such other confirmations, instruments, agreements, certificates and other documents and to do all such other acts and things as in his or her opinion may be necessary or desirable in connection with the foregoing.

Exhibit “A-1”

SUMMARY OF SHAREHOLDER RIGHTS PLAN AGREEMENT

The following is a summary of the terms and conditions of the Rights Plan.  This summary is qualified in its entirety by, and is subject to, the full text of the Rights Plan, a copy of which is available at www.sedar.com or on request to the Corporation as described in the accompanying Management Proxy Circular.  All capitalized terms where used in this summary without definition have the meanings attributed to them in the Rights Plan.

Issuance of Rights

One Right will be issued in respect of each Common Share outstanding as of the Record Time (i.e., January 29, 2009).  One Right will also be issued in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time.  The exercise price of the Rights is three times the Market Price, subject to appropriate anti-dilution adjustments.

Expiration Time

If the resolution attached as Exhibit “A” to the accompanying Management Proxy Circular is approved by the requisite shareholder approval at the Corporation’s Annual and Special Meeting of Shareholders to be held on June 9, 2009, the Rights Plan will continue in effect.  Notwithstanding the foregoing, unless earlier terminated in accordance with the Rights Plan, it must be ratified at the Corporation’s 2012 annual meeting of shareholders (and every third anniversary shareholder meeting thereafter) by: (i) holders of a majority of the votes cast by Independent Shareholders present in person or represented by proxy at each such meeting, and (ii) holders of a majority of the votes cast by all shareholders present in person or represented by proxy at each such meeting.  If the Rights Plan does not receive any such approval at the applicable time, the Rights Plan will automatically terminate unless any rights under the Rights Plan have then been triggered.

Separation Time - Rights Exercise Privilege

The Rights will separate from the Common Shares, and will become exercisable, at the Separation Time, i.e., that time which is: (a) the tenth trading day after the earlier of: (i) the Stock Acquisition Date, being the date of the first public announcement by the Corporation or an Acquiring Person (being, subject to certain exceptions, any Person who is the Beneficial Owner of twenty-five percent (25%) or more of the outstanding Voting Shares) of facts indicating that a Person has become an Acquiring Person; and (ii) the date of commencement of, or first public announcement of, the intent of any Person to commence a Take-over Bid (other than a Permitted Bid or a Competing Permitted Bid); or (b) such later date as may be determined by the Board of Directors acting in good faith.

A “Permitted Bid” is defined as a Take-over Bid, made by an Offeror by way of take-over bid circular, which also complies with the following additional provisions:

(i)                                     the Take-over Bid is made to all holders of Voting Shares on the books of the Corporation, other than the Offeror;

(ii)                                  no Voting Shares are taken up or paid for pursuant to the Take-over Bid unless more than 50% of the Voting Shares held by Independent Shareholders shall have been deposited or tendered pursuant to the Take-over Bid and not withdrawn;

(iii)                               no Voting Shares are taken up or paid for pursuant to the Take-over Bid prior to the close of business on a date that is no earlier than 60 days (or such shorter period of time as may be permitted by the Board of Directors from time to time) following the date of the Take-over Bid;

(iv)                              Voting Shares may be deposited pursuant to such Take-over Bid at any time during the period of time between the date of the Take-over Bid and the date on which Voting Shares may be taken up and paid for and any Voting Shares deposited pursuant to the Take-over Bid may be withdrawn until taken up and paid for; and

(v)                                 if on the date on which Voting Shares may be taken up and paid for under the Take-over Bid, more than 50% of the Voting Shares held by Independent Shareholders have been deposited or tendered pursuant to the Take-over Bid and not withdrawn, the Offeror makes a public announcement of that fact and the Take-over Bid is extended to remain open for deposits and tenders of Voting Shares for not less than ten Business Days from the date of such public announcement.

The Rights will not be exercisable prior to the Separation Time.

Exercise of Rights

The acquisition by an Acquiring Person, including others acting jointly in or concert, of 25% or more of the outstanding Shares, other than by way of a Permitted Bid and other certain limited circumstances described in the Rights Plan, is referred to as a “Flip-in Event”.  Any Rights held by an Acquiring Person on or after the earlier of the Separation Date and the Stock Acquisition Date will become null and void upon the occurrence of a Flip-in Event.

Effective as of the close of business on the tenth trading day after the Stock Acquisition Date, each Right (other than those held by an Acquiring Person) will effectively permit the holder to purchase $2 worth of Common Shares for $1 subject to appropriate anti-dilution adjustments (i.e., at a 50% discount).

The issue of the Rights is not initially dilutive.  Upon a Flip-in Event occurring and the Rights separating from the attached Common Shares, reported earnings per Common Share on a fully diluted or non-diluted basis may be affected.  Holders of Rights who do not exercise the Rights upon the occurrence of a Flip-in Event may suffer substantial dilution.

Certificates and Transferability

Prior to the Separation Time, the Rights will be evidenced by a legend imprinted on certificates for Common Shares.  Prior to the Separation Time, Rights will not be transferable separately from the

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attached Common Shares.  From and after the Separation Time, the Rights will be evidenced by Rights certificates which will be transferable and traded separately from the Common Shares.

Permitted Bid Requirements

The requirements of a Permitted Bid include the following:

1.                                       the take-over bid must be made by means of a take-over bid circular;

2.                                       the take-over bid must be made to all holders of Common Shares, other than the bidder;

3.                                       the take-over bid must not permit Shares tendered pursuant to the take-over bid to be taken up prior to the expiry of a period of not less than 60 days following the date of the bid and then only if at such time more than 50% of the Common Shares held by Independent Shareholders have been tendered pursuant to the take-over bid and not withdrawn; and

4.                                       if more than 50% of the Common Shares held by Independent Shareholders are tendered to the take-over bid within the 60 day period, the bidder must make a public announcement of that fact and the take-over bid must remain open for deposits of Common Shares for not less than an additional 10 business days from the date of such public announcement.

The Rights Plan allows a Competing Permitted Bid to be made while a Permitted Bid is in existence.  A Competing Permitted Bid must satisfy all the requirements of a Permitted Bid except for the minimum deposit period.  A Competing Permitted Bid must also be subject to a condition that no Shares will be taken up and paid for prior to 60 days after the date the earliest Permitted Bid then in existence is made, and not prior to 35 days after the Competing Permitted Bid is made.

Redemption

The Board of Directors may, with the prior consent of the holders of Common Shares or Rights, as the case may be, given in accordance with the terms of the Rights Plan, at any time prior to the occurrence of a Flip-in Event, determine to redeem all, but not less than all, of the outstanding Rights at a redemption price of $0.001 per Right.

Waiver

The Board of Directors may, at any time prior to the occurrence of a Flip-in Event, determine to waive the application of the Flip-in Event provisions to a take-over bid made by means of a take-over bid circular that would otherwise be subject to these provisions.  If the Board of Directors waives the application of the Flip-in Event provisions to a take-over bid, the Board of Directors is deemed to have waived the application of the Flip-in Event provisions to any other Flip-in Event occurring by reason of any competing take-over bid made by means of a take-over bid circular prior to the expiry of the take-over bid for which the waiver was granted.  The Board of Directors may also waive the application of the Flip-in Event provisions to a Flip-in Event where the Acquiring Person became such by inadvertence if at the time of waiver it is no longer an Acquiring Person.  The Board of Directors may waive the application of the Flip-in Event provisions to any other Flip-in Event upon the prior

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consent of the holders of the Voting Shares or Rights, as the case may be, given in accordance with the terms of the Rights Plan.

Supplement and Amendments

The Corporation is authorized to make amendments to the Rights Plan to correct any clerical or typographical error or to maintain the validity of the Rights Plan as a result of changes in law or regulation.  The Corporation may, with the prior consent of the holders of Voting Shares expressed by majority vote, at any time before the Separation Time or, if after the Separation Time, with the prior consent of holders of Rights expressed by majority vote, amend, vary, rescind or delete any provision of the Rights Plan and the Rights (whether or not such action would materially adversely affect the interests of holders of Rights generally).  No amendment shall be made to the Rights Plan without the prior approval of the Toronto Stock Exchange.

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Exhibit “B”

RESOLUTION OF THE SHAREHOLDERS

AMENDMENT NO. 2009-1 TO FOURTH AMENDED AND RESTATED
KEY EMPLOYEE STOCK OPTION/STOCK ISSUANCE PLAN

WHEREAS the Board of Directors has recommended an option exchange program for the benefit of the officers of the Corporation to permit such officers to exchange certain outstanding options for new options with lower exercise prices;

BE IT RESOLVED THAT:

1.                                       Amendment No. 2009-1 to the Corporation’s Fourth Amended and Restated Key Employee Stock Option/Stock Issuance Plan approving the exchange of certain options held by insiders of the Corporation for new grants of options, in the form annexed hereto as Schedule B-1, is hereby approved; and

2.                                       any one director or any one officer of the Corporation is hereby authorized and directed to execute, whether under the corporate seal of the Corporation or otherwise, and to deliver all such other confirmations, instruments, agreements, certificates and other documents and to do all such other acts and things as in his or her opinion may be necessary or desirable in connection with Amendment No. 2009-1 and the implementation of the Management Option Exchange Program contemplated therein.

Schedule B-1

Amendment No. 2009-1 to Fourth Amended and Restated
Key Employee Stock Option/Stock Issuance Plan

1.                                       Capitalized terms not otherwise defined in this Amendment No. 2009-1 shall have the respective meanings set forth in the Corporation’s Fourth Amended and Restated Key Employee Stock Option/Stock Issuance Plan.

2.                                       This Amendment No. 2009-1 sets forth the terms and conditions of an Option exchange program for Officers (including, for greater certainty, Officers who are also Directors) (the “Management Option Exchange Program”).  The Management Option Exchange Program will not be open to Directors who are not also Officers.

3.                                       The participation of any Officer in the Management Option Exchange Program is voluntary.  Any Options that are eligible for the Management Option Exchange Program that are not voluntarily exchanged by a holder pursuant to such program shall continue in effect unchanged (i.e., a holder shall be permitted, in the holder’s discretion, to exchange only a portion of such holder’s outstanding Options under the Management Option Exchange Program without affecting other Options held by such holder).

4.                                       Pursuant to the Management Option Exchange Program, the Corporation shall be permitted to exchange Options held by Officers that are outstanding as of May 14, 2009 (any Options so exchanged being hereafter referred to as the “Exchanged Options”) for new Options (the “New Options”).  The exchange will occur on a 1:1 basis, such that the New Options will be exercisable for the same number of Shares as the Exchanged Options.

5.                                       The exercise price of the New Options (the “Exchange Price”) will be equal to the greater of the five-day volume weighted average trading price for a Common Share as at the close of trading on:

(a)                                  May 14, 2009 (being $3.38 per share), and

(b)                                 the date of the Meeting, or if on such date there is any material information (within the meaning of the rules and policies of the TSX) that has not been publicly disclosed, the date that is five trading days after disclosure of such material information.

6.                                       The New Options shall expire six (6) years after the original date of grant of the corresponding Exchanged Options.

7.                                       The New Options shall vest over a period of five (5) years from the original date of grant of the corresponding Exchanged Options.

8.                                       The option exchange under the Management Option Exchange Program shall be effective after the close of trading on the date of determination of the Exchange Price.  Any Exchanged Options shall be cancelled.

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9.                                       The Management Option Exchange Program shall be administered by the Plan Administrator.  Notwithstanding any other term or provisions of this Amendment No. 2009-1, the Plan Administrator retains the authority to not proceed with the Management Option Exchange Program, even if shareholder approval for such program is obtained.

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Exhibit “C”

RESOLUTION OF THE SHAREHOLDERS

AMENDMENT NO. 2009-2 TO FOURTH AMENDED AND RESTATED
KEY EMPLOYEE STOCK OPTION/STOCK ISSUANCE PLAN

BE IT RESOLVED THAT:

1.                                       Amendment No. 2009-2 to the Corporation’s Fourth Amended and Restated Key Employee Stock Option/Stock Issuance Plan approving the extension to the expiry dates of certain options held by insiders, in the form annexed hereto as Schedule C-1, is hereby approved; and

2.                                       any one director or any one officer of the Corporation is hereby authorized and directed to execute, whether under the corporate seal of the Corporation or otherwise, and to deliver all such other confirmations, instruments, agreements, certificates and other documents and to do all such other acts and things as in his or her opinion may be necessary or desirable in connection with Amendment No. 2009-2 or the extension of options contemplated therein.

Schedule C-1

Amendment No. 2009-2 to Fourth Amended and Restated
Key Employee Stock Option/Stock Issuance Plan

1.                                       Capitalized terms not otherwise defined in this Amendment No. 2009-2 shall have the respective meanings set forth in the Corporation’s Fourth Amended and Restated Key Employee Stock Option/Stock Issuance Plan.

2.                                       The Corporation shall be permitted to extend the expiry dates for period of up to one (1) year for the following grants of Options to Insiders of the Corporation:

Name of Option Holder	Date of Grant	Number of Shares Subject to Option	Exercise Price (per share)	Expiry Date (1)
Peter Allen	June 22, 2006	235,000	$2.46	June 22, 2010
Russell Frederick	June 22, 2006	70,000	$2.46	June 22, 2010
Erik Boch	June 22, 2006	100,000	$2.46	June 22, 2010
David Farrar	June 22, 2006	80,000	$2.46	June 22, 2010
Brian McCormack	June 22, 2006	60,000	$2.46	June 22, 2010
Alan Solheim	June 22, 2006	80,000	$2.46	June 22, 2010

(1) The original expiry date is listed in this column.  As a result of this Amendment No. 2009-2, the Corporation is authorized to extend the expiry dates in this column by a period of up to one (1) year.

3.                                       Notwithstanding any other term or provision of this Amendment No. 2009-2, the Plan Administrator retains the authority to not proceed with the extension of the expiry dates of Options contemplated herein, even if shareholder approval for such extension is obtained.

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